UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Under Rule 14a-12

EVOFEM BIOSCIENCES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 29, 2021
To Our Stockholders:
You are cordially invited to attend the 2021 annual meeting of stockholders of Evofem Biosciences, Inc. (the Company) to be held at 8:00 a.m. Pacific Daylight Time on Wednesday, May 12, 2021 at the Company’s headquarters at 12400 High Bluff Drive, Suite 600, San Diego, California 92130 in the 6th floor board room.
Details regarding the meeting, the business to be conducted at the meeting, and information about the Company that you should consider when you vote your shares are described in this proxy statement.
At the annual meeting, three (3) persons will be elected to our Board of Directors. In addition, we will ask our stockholders to (i) approve, on an advisory basis, the compensation of our named executive officers as disclosed in the accompanying proxy statement, and (ii) ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021. Such other business will be transacted as may properly come before the annual meeting.
Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On March 29, 2021, we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2021 Annual Meeting of Stockholders. The Notice also provides instructions on how to vote online or by telephone.
We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.
Thank you for your continued support of Evofem Biosciences, Inc. We look forward to seeing you at the annual meeting.

Sincerely,

Saundra Pelletier
President and Chief Executive Officer

EVOFEM BIOSCIENCES, INC.
12400 High Bluff Drive, Suite 600
San Diego, CA 92130
(858) 550-1900
March 29, 2021
NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
TIME: 8:00 a.m. Pacific Daylight Time
DATE: Wednesday, May 12, 2021
PLACE: Company’s headquarters at 12400 High Bluff Drive, Suite 600, San Diego, California 92130 in the 6th floor board room.
PURPOSES:

1	To elect three directors to serve three-year terms expiring 2023;
2	To approve, on a non-binding advisory basis, the compensation of our named executive officers;
3	To ratify the appointment of Deloitte & Touche LLP as Evofem Biosciences, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2021.
WHO MAY VOTE:
You may vote if you were the record owner of Evofem Biosciences, Inc. common stock at the close of business on March 15, 2021.
If you are a stockholder of record, you may vote in one of the following ways:

•Vote over the Internet, by going to https://www.proxyvote.com (have your proxy card in hand when you access the website);
•Vote by telephone, by calling 1-800-690-6903 (have your proxy card in hand when calling);
•Vote by mail, by returning the enclosed proxy card (signed and dated); or
•Vote in person at the 2021 annual meeting.
If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.
A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our corporate offices located at 12400 High Bluff Drive, Suite 600, San Diego, California 92130.
All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote by following the instructions in the Proxy Materials and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting. Due to the public health impact of the novel coronavirus (“COVID-19”) pandemic and governmental restrictions limiting the number of people who may gather together, and to support the health and well-being of our stockholders, employees and communities, attendees will be required to wear a self-provided mask while on the premises, and required to practice social distancing. Any person in attendance who exhibits cold or flu-like symptoms or who has been exposed to COVID-19 may be asked to leave the premises for the protection of the other attendees. The Company reserves the right to take any additional precautionary measures it deems appropriate in relation to the physical meeting and access to its premises. Further, as a result of changing public health and travel guidance due to COVID-19, we may announce alternative arrangements for the meeting, which may include switching to a virtual meeting format, or changing the time, date or location of the annual meeting. If we take this step, we will announce any changes in advance in a press release available on our website www.evofem.com and filed with the Securities Exchange Commission as additional proxy materials, and as otherwise required by applicable state law.

BY ORDER OF THE BOARD OF DIRECTORS

Alexander A. Fitzpatrick
Secretary

EVOFEM BIOSCIENCES, INC.
12400 High Bluff Drive, Suite 600
San Diego, CA 92130
(858) 550-1900
PROXY STATEMENT FOR EVOFEM BIOSCIENCES, INC.
2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2021
This proxy statement, along with the accompanying notice of 2021 annual meeting of stockholders, contains information about the 2021 annual meeting of stockholders of Evofem Biosciences, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 8:00 a.m., Pacific Daylight Time, on Wednesday, May 12, 2021 at the Company’s headquarters at 12400 High Bluff Drive, Suite 600, San Diego, California 92130 in the 6th floor board room (the Annual Meeting). Due to the public health impact of the novel coronavirus (“COVID-19”) pandemic and governmental restrictions limiting the number of people who may gather together, and to support the health and well-being of our stockholders, employees and communities, attendees will be required to wear a self-provided mask while on the premises, and required to practice social distancing. Any person in attendance who exhibits cold or flu-like symptoms or who has been exposed to COVID-19 may be asked to leave the premises for the protection of the other attendees. The Company reserves the right to take any additional precautionary measures it deems appropriate in relation to the physical meeting and access to its premises. Further, as a result of changing public health and travel guidance due to COVID-19, we may announce alternative arrangements for the meeting, which may include switching to a virtual meeting format, or changing the time, date or location of the annual meeting. If we take this step, we will announce any changes in advance in a press release available on our website www.evofem.com and filed with the Securities Exchange Commission as additional proxy materials, and as otherwise required by applicable state law.
In this proxy statement, we refer to Evofem Biosciences, Inc. as “Evofem,” “Private Evofem”, “the Company,” “we” and “us.”
This proxy statement, relates to the solicitation of proxies by our Board of Directors (the Board) for use at the Annual Meeting.
On or about March 29, 2021, we intend to begin sending to our stockholders the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement for our 2021 annual meeting of stockholders.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON MAY 12, 2021
This proxy statement and our 2020 annual report to stockholders are available for viewing, printing and downloading at www.proxyvote.com. To view these materials please have your 16-digit control number(s) available that appears on your notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.
Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2020 on the website of the Securities and Exchange Commission at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at www.evofem.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, for the fiscal year ended December 31, 2020 free of charge from us by sending a written request to: Alexander A. Fitzpatrick, Evofem Biosciences, Inc., 12400 High Bluff Drive, Suite 600, San Diego, California 92130. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why is the Company Soliciting My Proxy?
The Board is soliciting your proxy to vote at the 2021 annual meeting of stockholders of the Company to be held at the Company’s headquarters at 12400 High Bluff Drive, Suite 600, San Diego, California 92130 in the 6th floor board room, on Wednesday, May 12, 2021 at 8:00 a.m. Pacific Daylight Time and any adjournments of the meeting, which we refer to as the Annual Meeting. The proxy statement along with the accompanying Notice of Annual Meeting of Stockholders (the Notice) summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.
We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the Annual Report) because you owned shares of the Company’s common stock on the record date March 15, 2021. The Company intends to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, the proxy materials to stockholders on or about March 29, 2021.
Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?
As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received the Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.
Who Can Vote?
Only stockholders who owned our common stock at the close of business on March 15, 2021 are entitled to vote at the Annual Meeting. On this record date, there were 83,124,033 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.
You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.
How Many Votes Do I Have?
Each share of our common stock that you own entitles you to one vote.
How Do I Vote?
Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director and whether your shares should be voted for, against or abstain with respect to the proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Philadelphia Stock Transfer, Inc., or you have stock certificates registered in your name, you may vote:
•By Internet (www.proxyvote.com). Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card and 12-digit control number(s) in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

•By telephone (1-800-690-6903). Use a touch-tone phone to transmit your voting instructions. Have your proxy card and 12-digit control number(s) in hand when you call and then follow the instructions.
•By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card.
•In person at the meeting. If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on Monday, May 11, 2021.
If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.
How Does the Board of Directors Recommend That I Vote on the Proposals?
The Board of Directors recommends that you vote as follows:

•“FOR” the election of the three nominees for director;
•“FOR” the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this proxy statement; and
•“FOR” the ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for our fiscal year ending December 31, 2021.
If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at or would be brought before the Annual Meeting, other than those discussed in this proxy statement.
May I Change or Revoke My Proxy?
If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

•if you received a proxy card, by signing a proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
•by re-voting by Internet or by telephone as instructed above;
•by notifying the Company’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or by attending the Annual Meeting in person and voting in person. Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting that it be revoked.
Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.
What if I Receive More Than One Notice or Proxy Card?
You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.
Will My Shares be Voted if I Do Not Vote?
If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares does not have the authority to vote your unvoted shares on certain of the proposals set forth in this proxy statement without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Annual Meeting. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you.
What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. These broker non-votes will have no effect on the results of this vote.

Proposal 2: Non-Binding Advisory Vote to Approve the Compensation of Our Named Executive Officers	The affirmative vote of a majority of the votes cast either affirmatively or negatively, at a meeting at which a quorum is present, is required to approve this non-binding advisory proposal. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the approval of the non-binding advisory vote to approve the compensation of our named executive officers.

Proposal 3: Ratify Selection of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the total votes cast on the proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2021, the Audit Committee of our Board of Directors will reconsider its selection.

Where Can I Find the Voting Results of the Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
What Are the Costs of Soliciting these Proxies?
We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.
We have engaged Kingsdale Shareholder Services, U.S. LLC to act as our proxy solicitor in connection with the proposals to be acted upon at our annual meeting. For those services we will pay Kingsdale Shareholder Services, U.S. LLC approximately $10,000 plus expenses.

What Constitutes a Quorum for the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.
Attending the Annual Meeting
The Annual Meeting will be held at 8:00 a.m., Pacific Daylight Time, on Wednesday, May 12, 2021, at the Company’s headquarters at 12400 High Bluff Drive, Suite 600, San Diego, California 92130 in the 6th floor board room. You need not attend the Annual Meeting in order to vote. Due to the public health impact of the COVID-19 pandemic and governmental restrictions limiting the number of people who may gather together, and to support the health and well-being of our stockholders, employees and communities, attendees will be required to wear a self-provided mask while on the premises, and required to practice social distancing. Any person in attendance who exhibits cold or flu-like symptoms or who has been exposed to COVID-19 may be asked to leave the premises for the protection of the other attendees. The Company reserves the right to take any additional precautionary measures it deems appropriate in relation to the physical meeting and access to its premises.
What happens if a change to the annual meeting is necessary due to COVID-19?
We are sensitive to public health and travel risks and concerns related to COVID-19, and may announce alternative arrangements for the annual meeting, including holding the annual meeting solely by means of remote communication. If we take this step, we will announce the changes in advance by press release, posted on our website (www.evofem.com) and filed with the SEC as additional proxy materials and as otherwise required by applicable state law. A meeting held solely by remote means will have no impact on stockholders’ ability to provide their proxy by using the internet or telephone or by completing, signing, dating and mailing their proxy card as discussed above. As always, we encourage you to vote your shares prior to the annual meeting.
Householding of Annual Disclosure Documents
U.S. Securities and Exchange Commission (SEC) rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, Philadelphia Stock Transfer, Inc., by calling their toll free number, 1-866-223-0448.
If you do not wish to participate in householding and would like to receive your own Notice or, if applicable, set of the Company’s proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another Company stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:

•If your Company shares are registered in your own name, please contact our transfer agent, Philadelphia Stock Transfer, Inc., and inform them of your request by calling them at 1-866-223-0448 or writing them at Philadelphia Stock Transfer, Inc., 2320 Haverford Rd., Suite 230, Ardmore, Pennsylvania 19003.
•If a broker or other nominee holds your Company shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information concerning the ownership of our common stock as of February 28, 2021, by (i) those persons who are known to us to be the beneficial owner(s) of more than five percent of our common stock, (ii) each of our directors and named executive officers and (iii) all of our directors and named executive officers as a group.
The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership generally includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after February 28, 2021, through the exercise of stock options, warrants or other rights. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned, provided, however, the shares issued in the Private Placement transaction described in the section entitled “Certain Relationships and Related Person Transactions” in this proxy statement are not reflected.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% Stockholders
Entities affiliated with Invesco Ltd. (1)† 1555 Peachtree Street, N.E. Atlanta, GA 30309	13,226,532	15.8%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	5,213,684	6.3%
Directors and Named Executive Officers
William Hall, Ph.D., M.D. (2)	92,566	*
Gillian Greer, Ph.D. (3)	87,566	*
Kim Kamdar, Ph.D. (4)	99,790	*
Tony O’Brien (5)	87,566	*
Colin Rutherford (6)	108,269	*
Lisa Rarick, MD (7)	34,416	*
Saundra Pelletier (8)	2,388,462	2.8%
Justin J. File (9)	1,011,113	1.2%
Russell Barrans (10)	960,779	1.1%
Directors and executive officers as a group (11 Persons) (11)	6,504,315	7.5%

*	Includes beneficial ownership of less than 1% of the outstanding shares of Evofem’s common stock.

(1)Invesco Ltd., in its capacity as an investment adviser, may be deemed to beneficially own 13,226,532 shares. Invesco Ltd. is the parent issuer of Invesco UK limited, which is the parent issuer of Invesco Asset Management Limited, which is the manager of the funds and accounts that own the common stock consisting of (i) 8,253,272 shares of common stock and 555,556 shares of common stock issuable upon exercise of warrants held by Invesco High Income Fund; (ii) 4,416,781 shares of common stock held by Invesco Income Fund and (iii) 923 shares of common stock held by LongViewBroad Market 3000 Index Fund (Amalgamated).
(2)Consists of (i) 5,000 shares of common stock held by Mr. Hall and (ii) 87,566 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of February 28, 2021.
(3)Consists of 87,566 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of February 28, 2021.
(4)Consists of (i) 9,287 shares of common stock held by Dr. Kamdar and (ii) 90,503 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of February 28, 2021.
(5)Consists of 87,566 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of February 28, 2021.
(6)Consists of 108,269 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of February 28, 2021.

(7)Consists of (i) 5,250 shares of common stock held by Dr. Rarick and (ii) 29,166 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of February 28, 2021.
(8)Consists of (i) 860,888 shares of common stock held by Ms. Pelletier and (ii) 1,527,574 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of February 28, 2021.
(9)Consists of (i) 458,168 shares of common stock held by Mr. File and (ii) 552,945 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of February 28, 2021.
(10)Consists of (i) 482,131 shares of common stock held by Mr. Barrans and (ii) 478,648 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of February 28, 2021.
(11)Consists of 2,479,717 shares of common stock held by our current executive officers and directors and (ii) 4,024,598 shares of common stock that may be acquired by our current executive officers and directors pursuant to the exercise of stock options within 60 days after February 28, 2021.

MANAGEMENT AND CORPORATE GOVERNANCE
The Board of Directors
Our Board of Directors (referred to herein as our Board or our Board of Directors), currently consists of seven members with one vacancy. Vacancies on the Board may be filled by potential candidates nominated by the Nominating and Corporate Governance Committee of the Board, who may seek out potential candidates that meet the criteria for selection as a Board nominee and have the specific qualities or skills being sought, and one or more of such candidates may be appointed as directors as appropriate and in accordance with the Company’s organizational documents. The Board intends to fill the current vacancy at a later date in accordance with the Company’s certificate of incorporation and bylaws. Our Board is divided into three classes as set forth below each serving staggered three-year terms until their respective successors are duly elected and qualified:

•Our Class I directors are Kim P. Kamdar, Ph.D., Colin Rutherford, and Lisa Rarick, M.D. and their terms expire at the annual meeting of stockholders in 2021;
•Our Class II directors are Gillian Greer, Ph.D., William Hall, Ph.D., M.D., and Tony O’Brien and their terms expire at the annual meeting of stockholders in 2022; and
•Our Class III director is Saundra Pelletier and her term expires at the annual meeting of stockholders in 2023.
Kim P. Kamdar, Ph.D., Colin Rutherford, and Lisa Rarick, M.D. are being nominated for re-election as directors at this year’s Annual Meeting. Directors are elected by a plurality of the votes cast at the annual meeting. The nominees have indicated their willingness to serve if elected, but if either or both nominees should be unable to serve or for good cause will not serve, the shares represented by proxies may be voted for a substitute nominee as the Board may designate, unless a contrary instruction is indicated in the proxy.
We discuss below the qualifications, attributes and skills that led our Board to conclude that each of our directors should serve as a director. While we do not have a stand-alone diversity policy, in considering whether to recommend any director nominee, including candidates recommended by stockholders, we believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities. Evaluation criteria generally include, among other things, an individual’s business experience and skills (including skills in core areas such as operations, management, technology, accounting and finance, strategic planning and international markets), as well as independence, judgment, knowledge of our business and industry, professional reputation, leadership, integrity and the ability to represent the best interests of our stockholders. In addition, the Nominating and Corporate Governance Committee will also consider the ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with our interests. The Nominating and Corporate Governance Committee does not intend to assign specific weights to particular criteria and no particular criterion is necessarily applicable to the prospective nominee. Our Board will be responsible for selecting candidates for election as directors based on the recommendation of the Nominating and Corporate Governance Committee. The following table lists the names, ages as of February 28, 2021 and positions of the individuals who serve as our directors:

Name	Age	Position(s)
Saundra Pelletier	51	Chief Executive Officer and Class III Director
Gillian Greer, Ph.D.	76	Class II Director
William Hall, Ph.D., M.D.	71	Chair of the Board of Directors and Class II Director
Tony O’Brien	58	Class II Director
Colin Rutherford	62	Class I Director
Kim P. Kamdar, Ph.D.	53	Class I Director
Lisa Rarick, M.D.	61	Class I Director
Nominees for Election as Class I Directors:
Kim P. Kamdar, Ph.D.
Kim P. Kamdar, Ph.D. served as a member of the board of directors of Private from April 2011 to January 2018 and has served as a member of our Board of Directors since January 2018. Dr. Kamdar is a Managing Partner of Domain Associates, LLC, a life sciences venture capital firm, which she joined in 2005. Dr. Kamdar is currently chair of the board of directors of Seraphina Therapeutics, Inc. and Truvian Sciences. She also serves on the board of directors of several private companies including Alume, Epic Sciences, Obalon Therapeutics, Sera Prognostics, Singular Genomics and Pleno Inc. Past investments include Ariosa (acquired by Roche), Corthera (acquired by Novartis), BiPar Sciences (acquired by Sanofi-Aventis)

and Achaogen (Nasdaq: AKAO). Formerly, Dr. Kamdar was a Kauffman Fellow with MPM Capital (MPM). Prior to joining MPM, Dr. Kamdar was a research director at Novartis, where she built and led a research team that focused on the biology, genetics and genomics of model organisms. Dr. Kamdar is the author of ten papers as well as the inventor on seven patents. Dr. Kamdar received her B.A. from Northwestern University and her Ph.D. in biochemistry and genetics from Emory University. Dr. Kamdar serves as an advisory board member of Dr. Eric Topol’s NIH supported Clinical and Translational Science Award for Scripps Medicine and is also on the non-profit board for Access Youth Academy, an organization that is transforming the lives of underserved youth through academic enrichment, health and wellness, social responsibility and leadership through squash. We believe Dr. Kamdar is qualified to serve on our Board of Directors based on her extensive experience working and serving on the boards of directors of life sciences companies and her experience working in the venture capital industry.
Colin Rutherford
Colin Rutherford served as a member of the board of Evofem Biosciences Operations, Inc. (Private Evofem), from November 2015 until January 2018 and has served as a member of our Board of Directors since January 2018. He joined the board of a Spanish Biopharma business, Hifas da Terra SA, in 2018, which is a leading product innovator in the field of mycotherapy, providing applications for use in both immunotherapy and oncology. Since 2013, he has served on the board and is Audit Committee Chairman of Mitchells & Butlers Plc, the UK’s largest quoted F&B leisure group. Since 2005, he has served on the board and Audit Committee of the quoted Oil & Gas shipping logistics business, Renaissance Services SAOG, based in Muscat and Dubai. He has been the Chairman of Brookgate Limited, a UK property development business backed by Goldman Sachs and TPG. Mr. Rutherford also serves as Executive Chairman of Teachers Media plc, a private education company. Mr. Rutherford serves independently on three private Scottish based family company board of directors in Health care, Retail and Timber. From 2012 to 2014, Mr. Rutherford served as Chairman of European Health care Group Limited, before its acquisition by two US based hedge funds. From 2008 to 2011, Mr. Rutherford served as Chairman and Chief Executive Officer (CEO) of the quoted UK fund management group, MAM Funds Plc. From 2004 to 2009, Mr. Rutherford served as Chairman of SGI Funds, a Guernsey, Cayman and Hong Kong based diversified fund management group. From 2003 to 2006 Mr. Rutherford was Chairman and oversaw the restructuring of Noble House Group Limited, a large UK leisure business which was sold in 2006. In 2002 as Chairman and CEO he led the restructuring and sale of quoted UK finance specialist Euro-Sales Plc with 18 offices across Europe. Mr. Rutherford graduated in Accountancy and Finance from Heriot Watt University and qualified as a chartered accountant with Touche Ross in 1984. Mr. Rutherford is a Harvard Business School Alumni. We believe that Mr. Rutherford is qualified to serve as a member of our Board of Directors because of his prior experience as a member of Private Evofem’s board of directors and his many years of finance and operations leadership experience in the health care and life sciences industries.
Lisa Rarick, M.D. F.A.C.O.G.
Lisa Rarick, M.D. F.A.C.O.G. is a board-certified obstetrician/gynecologist and regulatory affairs expert with 35 years’ experience in women’s health and 15 years’ experience leading several offices within the U.S. Food and Drug Administration (FDA). Dr. Rarick began her career at the FDA in 1988 as a Medical Officer, responsible for the management of products indicated for a variety of reproductive health conditions, including oral, transdermal and vaginal contraceptives. She became the Director for the Division of Reproductive and Urologic Products when it was formed in 1996, and later held several management roles in the Center for Drug Evaluation and Research, including Deputy Director of the Office of Drug Evaluation 2 and Associate Director in the Office of the Center Director. Her final year at the FDA was spent in the Office of Women’s Health, where she focused on HIV prevention, pregnancy prevention, pre- and post-pregnancy care and menopausal therapy. She is currently a reproductive health and regulatory affairs consultant who has helped numerous companies navigate the development of their products from early-stage development through FDA approval. Dr. Rarick received her B.S. and M.D. from the Loma Linda University School of Medicine and completed her residency training in Obstetrics and Gynecology at Georgetown University. She has been a member of the Scientific Advisory Committee for the National Institute of Child Health and Human Development since 2004 and served on the board of directors for Alliance Partners 360 from June 2017 - June 2019. We believe that Ms. Rarick is qualified to serve as a member of our Board of Directors because of her extensive experience in health care/women’s health matters as well as her vast prior experience with regulatory matters and the life sciences industry.
Continuing Directors
Saundra Pelletier
Saundra Pelletier served as Private Evofem’s President and Chief Executive Officer from February 2013 until January 2018 and has served as our President and Chief Executive Officer since January 2018. Ms. Pelletier has been responsible for the company’s growth and evolution. Ms. Pelletier brings more than twenty five years of broad executive leadership experience to Evofem, including a strong track record driving multiple billion-dollar product launches, expanding commercial capabilities in ex-U.S. markets and advocating for women’s health. She has assembled an impressive team of seasoned pharmaceutical professionals that have a deep understanding of the women’s health care market and what women want. She has also attracted new investor capital, leading multiple equity financing rounds which have raised in excess of $400 million. Throughout her career, she has had oversight and accountability for sales, marketing, operations, medical affairs, regulatory affairs, manufacturing, customer service, business development, and strategic partnerships. Ms. Pelletier was previously the founding CEO of WomanCare Global (WCG), an international nonprofit organization focused on creating sustainable supply chains that delivered products to women in more than 100 developing countries. Under her leadership, WCG secured approximately $68M in committed funding from major foundations and organizations and launched an innovative United States educational campaign with American actress/activist Jessica Biel. She served as a member of the board of directors of WCG from November 2017 to February 2020. Earlier in her career, Ms. Pelletier served as Corporate Vice President and Global Franchise Leader for G.D. Searle, where she managed a $250 million business unit focused on women’s health care. She later moved to Women First Health care, where she served as Vice President of Pharmaceuticals and raised $40 million in capital. Ms. Pelletier is a published author, skilled moderator and coveted keynote speaker. Her book, “Saddle Up Your Own White Horse,” was published in 2016. She has appeared at the Harvard T. H. Chan School of Public Health, the Davos World Economic Forum, the Clinton Global Initiative, the International Conference on Climate Change, the MAKERS Conference, Women Deliver, the International Conference on Family Planning, Reproductive Health Supplies Coalition, the University of Virginia’s Darden School of Business, the University of Oregon’s Lundquist School of Business and the University of California, San Diego. She was awarded the Athena San Diego Pinnacle Award for Life Sciences in 2014, profiled as a “New Champion for Reproductive Health” by the United Nations Foundation in 2015, and named the San Diego Business Journal's 2019 Business Woman of the Year. In 2020 she was named to Inc. Magazine’s Female Founders 100 List. In March 2020, she joined the board of directors for TRACON Pharmaceuticals, Inc., a clinical stage biopharmaceutical company focused on the development and commercialization of novel targeted therapeutics for cancer. She serves as the chair of the Governance/Nomination Committee and is a member of the Audit Committee. We believe Ms. Pelletier’s service as our CEO and extensive professional experience in women’s health care qualifies her to serve as a member of our Board of Directors.
Gillian Greer, Ph.D.
Gillian Greer, Ph.D. has served as a member of our Board of Directors since January 2018. From 2012 to 2017, Dr. Greer served as the Chief Executive Officer of Volunteer Service Abroad, a New Zealand non-profit organization that sends volunteers to work with partner organizations in the Pacific and Asia region. During this same period, she also served as a Trustee for WomanCare Global International. Dr. Greer also served as the Chief Executive Officer of the National Council of Women of New Zealand from 2017 to 2018. From 2006 to 2011 Dr. Greer served as Director General of the International Planned Parenthood Federation (IPPF), the world’s largest international sexual and reproductive health non-profit organization, working in 172 countries providing advocacy, education and sexual and reproductive health services, including maternal health, HIV/AIDS, family planning and adolescent health. During this time Dr. Greer also worked closely with UN agencies and governments to advocate for investment in health and human rights and served on the board of directors of ICON PLC. Prior to her work with IPPF, Dr. Greer served as Executive Director of the Family Planning Association of New Zealand where she was involved in international and regional advocacy training and initiatives, including chairing the Asia Pacific Alliance, and was made a Member of the New Zealand Order of Merit for services to family planning in 2005. From 1996 to 1998 Dr. Greer was Assistant Vice Chancellor Equity and Human Resources, Victoria University of Wellington, New Zealand. Dr. Greer’s early career was in education at secondary and tertiary levels. Throughout her career Dr. Greer has demonstrated an ongoing commitment to health, education, sustainable development, women’s empowerment, and human rights. Dr. Greer is passionate about strengthening civil society and building high performing organizations that are effective, ethical, and accountable and can clearly demonstrate their impact. Dr. Greer has also served in a governance capacity for a number of charities and a university Council, as well as advisory panels to New Zealand Ministers of Foreign Affairs and Trade. Dr. Greer was made a Commander of the British Empire for services to international health and women’s rights in 2011. Dr. Greer continues to be in high demand as a speaker, facilitator, chairperson, and board member. Dr. Greer holds a B.A. in English from the University of Auckland and a Ph.D. in New Zealand Literature from the Victoria University of Wellington. We believe Dr. Greer’s long experience as an executive officer and board member of organizations dedicated to women’s sexual health qualifies her to serve as a member of our Board of Directors.
William Hall, Ph.D., M.D.
William Hall, Ph.D., M.D. has served as a member of our Board of Directors since January 2018 and has served as the Chair of our Board of Directors since April 2020. Professor Hall is a renowned expert in infectious diseases and virology and he currently serves as a Distinguished Professor in Hokkaido University in Japan and is Professor Emeritus of Medical Microbiology and the Centre for Research in Infectious Diseases at University College Dublin’s (UCD) School of Medicine and Medical Science. Professor Hall also serves as a consultant to the Minister of Heath and Children in the Republic of Ireland, providing input on a range of topics including influenza pandemic preparedness and bioterrorism. Prior to his tenure at UCD, Professor Hall was Professor and Head of the Laboratory of Medical Virology, Senior Physician and Director of the Clinical Research Center at the Rockefeller University in New York. Professor Hall previously served as an Assistant and

Associate Professor of Medicine at Cornell University. Professor Hall is a board member of The Atlantic Philanthropies and is a co-founder of the Global Virus Network. Professor Hall has served as a non-executive director of ICON PLC, based in Dublin, Ireland, since February 2013. Professor Hall is a member of its audit committee and the compensation committee and is chair of the nominating and governance committee. Professor Hall holds a B.Sc. (Honors) in Biochemistry and a Ph.D. in Biochemistry/Virology from Queen’s University Belfast. Professor Hall received his M.D. from Cornell University Medical College, New York and a Diploma of Tropical Medicine and Hygiene, from the London School of Hygiene and Tropical Medicine, London. We believe Professor Hall is qualified to serve on our Board of Directors based on his extensive experience working in infectious diseases and virology and prior experiences on other board of directors.
Tony O’Brien
Tony O’Brien has served as a member of our Board of Directors since January 2018. He served as the Director General of Ireland’s Health Service Executive (HSE), an organization responsible for the provision of health and personal social services for the residents of Ireland from July 2012 to May 2018. Prior to his role as Director General, Mr. O’Brien was the Chief Operating Officer of the Department of Health’s Special Delivery Unit and a member of the Department’s Management Board. Mr. O’Brien previously served as Director of Clinical Strategy and Programs in the HSE and Chief Executive Officer of the National Treatment Purchase Fund. Mr. O’Brien served as Chief Advisor to the HSE on the implementation of the National Cancer Control Strategy, Project Director for the National Plan for Radiation Oncology and is a former Chairman of the National Cancer Registry Board. Mr. O’Brien was the founding Chief Executive Officer of the National Cancer Screening Service from 2007 to May 2011, Director of BreastCheck, CervicalCheck and an Associate and Interim Director of the National Cancer Control Programme. Prior to joining the HSE, Mr. O’Brien served as Chief Executive of the Irish Family Planning Association and as the Chief Executive of the UK Family Planning Association. Mr. O’Brien is a Chartered Director of the Institute of Directors in Ireland. Mr. O’Brien holds a Master of Sciences in Management Practice from Trinity College, University of Dublin. Mr. O’Brien is Adjunct Assistant Professor in Health Strategy and Management at Trinity College Dublin. Mr. O’Brien also currently serves as a director and owner of Global Leadership And Governance Solutions Limited, a private limited company organized in the Republic of Ireland. We believe Mr. O’Brien’s extensive experience as an executive and member of the boards of directors for health care and life sciences companies qualifies him to be a member of our Board of Directors.
Committees of the Board of Directors and Meetings
Meeting Attendance. During the fiscal year ended December 31, 2020, our Board met ten times. The Board has adopted a policy under which each member of the Board makes every effort to but is not required to attend each annual meeting of our stockholders. One of our directors attended our 2020 annual meeting.
Audit Committee. Our Audit Committee met four times during 2020. This committee currently has three members, Colin Rutherford (Chair), Kim P. Kamdar, Ph.D. and Tony O’Brien. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by The Nasdaq Stock Market (Nasdaq), as such standards apply specifically to members of audit committees. The Board has determined that Mr. Rutherford is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.
A copy of the Audit Committee’s written charter is publicly available on our website at www.evofem.com.
Compensation Committee. Our Compensation Committee met seven times during 2020. This committee currently has three members, Gillian Greer, Ph.D., Tony O’Brien (Chair) and William Hall, Ph.D., M.D. Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. Our Compensation Committee also administers our Amended and Restated 2014 Equity Incentive Plan (the Amended and Restated 2014 Plan), and our Amended and Restated 2018 Inducement Equity Incentive Plan (the 2018 Inducement Equity Incentive Plan). The Compensation Committee is responsible for recommending to the Board the compensation of our chief executive officer, and conducts its decision making process with respect to that issue without the chief executive officer present. All members of the Compensation Committee qualify as independent under the definition promulgated by Nasdaq.

In establishing compensation amounts for executives, the Compensation Committee seeks to support the Company’s overall business strategy and objectives, attract and retain key executives, link compensation with business objectives and organizational performance, and provide competitive compensation opportunities. The Compensation Committee may delegate authority to one or more members of the Compensation Committee or to one or more executives of the Compensation Committee, except that the Compensation Committee may not delegate authority to approve compensation of the Company’s chief executive officer or its other Section 16 officers to any person or committee.

The Compensation Committee has engaged the services of Anderson Pay Advisors, LLC (Anderson), a local executive compensation consulting firm, to review and provide recommendations concerning all of the components of the Company’s executive compensation program. For those services we paid Anderson approximately $40,000 in 2020. Anderson performs services solely on behalf of the Compensation Committee and has no relationship with the Company or management relating to compensation or other human resources related services except as it may relate to performing such services. Anderson assists the Compensation Committee in defining the appropriate market of the Company’s peer companies for executive compensation and practices and in benchmarking our executive compensation program against the peer group each year. Anderson also assists the Compensation Committee in benchmarking our director compensation program and practices against those of our peers. The Compensation Committee has assessed the independence of Anderson pursuant to SEC rules and the corporate governance rules of Nasdaq and concluded that no conflict of interest exists that would prevent Anderson from independently representing the Compensation Committee.
A copy of the Compensation Committee’s written charter is publicly available on our website at www.evofem.com.
Nominating and Corporate Governance Committee. Our Nominating Committee met four times during 2020 and has three members, Gillian Greer, Ph.D., William Hall, Ph.D., M.D and Kim Kamdar, Ph.D. (Chair). The Nominating Committee’s role and responsibilities are set forth in the Nominating Committee’s written charter and include evaluating and making recommendations to the full Board as to the size and composition of the Board and its committees, evaluating and making recommendations as to potential candidates, and evaluating current Board members’ performance. All members of the Nominating Committee qualify as independent under the definition promulgated by Nasdaq.
If a stockholder wishes to nominate a candidate for director who is not to be included in our proxy statement, it must follow the procedures described in our amended and restated bylaws and in “Stockholder Proposals and Nominations For Director” at the end of this proxy statement.
A copy of the Nominating Committee’s written charter is publicly available on our website at www.evofem.com.
Director Independence
Our common stock is listed on the Nasdaq Capital Market. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committee be independent. Audit committee and compensation committee members must also satisfy the enhanced independence criteria set forth in Rules 10A-3 and 10C-1 under the Securities Exchange Act of 1934, as amended (the Exchange Act), respectively, and corresponding Nasdaq rules.
Based on information requested from and provided by each director concerning his or her background, employment and affiliations, our Board has determined that each of Dr. Greer, Dr. Hall, Dr. Kamdar, Mr. O’Brien, Mr. Rutherford and Dr. Rarick are independent directors within the meaning of applicable Nasdaq rules, and that each member of our audit committee and compensation committee satisfies the enhanced independence requirements of applicable Nasdaq and SEC rules. In making this determination, the current and prior relationships of each non-employee director with our Company and all other facts and circumstances deemed relevant were considered, including their beneficial ownership of our capital stock and any related party relationships involving our Company and any such director, as described under “Certain Relationships and Related Party Transactions” below.
There are no family relationships among any of our current directors and executive officers, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was or is selected as a director or nominee.
Board Leadership Structure
Our corporate governance practices do not indicate a particular board structure, and our Board is given the flexibility to select its chair and our chief executive officer in the manner that it believes is in the best interests of our stockholders. Accordingly, the positions of Chair and the Chief Executive Officer may be filled by either one individual or two individuals. The Board has currently elected to separate the positions of Chair and Chief Executive Officer at this time. Ms. Pelletier serves as our Chief Executive Officer and as a member of our Board of Directors. Dr. Hall currently serves as the Chair of our Board of Directors. The Board believes that this structure serves us well by creating a critical link between management (through Ms. Pelletier’s membership on the Board) and the non-executive directors led by Dr. Hall in his role as a non-executive Chair.
Role of the Board in Risk Oversight
One of the key functions of our Board of Directors is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating Committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Cybersecurity Risk Oversight
We understand that cybersecurity is a critical component of our business and we have a comprehensive infrastructure and program in place to protect our systems and data. We maintain our cybersecurity infrastructure through a number of security measures including our internal policies and procedures, business processes, and software technology tools to control and monitor our systems and security. We proactively control and monitor all aspects of our business infrastructure security including our network, servers, firewalls, devices, and email security. Our employees receive ongoing training on cybersecurity matters and protocols through periodic Company communications. To ensure the effectiveness of our cybersecurity infrastructure, we also complete an annual penetration test through a third-party provider which checks for interior and exterior network vulnerabilities. We implement any suggested mitigations necessary to correct any identified security weaknesses.
Our audit committee has oversight responsibility over our cybersecurity measures. The audit committee is briefed quarterly on current cybersecurity matters and initiatives to improve the cybersecurity infrastructure.
Stockholder Communications with the Board of Directors
Evofem takes every effort to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. You may communicate with the Board, its Chair or the Chair of any committee, by sending your communication to our Corporate Secretary via email at ir@evofem.com, who will forward all appropriate communications as requested. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

•junk mail and mass mailings
•resumes and other forms of job inquiries
•surveys
•solicitations or advertisements.
In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Executive Officers
The following table sets forth certain information regarding our executive officers and their respective ages as of February 28, 2021. All executive officers are at-will employees.

Name	Age	Position(s)
Executive Officers
Saundra Pelletier*	51	Chief Executive Officer and Class III Director
Justin J. File	50	Chief Financial Officer
Kelly Culwell, M.D.	47	Chief Medical Officer
Russell Barrans	61	Chief Commercial Officer
Alexander A. Fitzpatrick, Esq.	54	General Counsel and Secretary

*	Ms. Pelletier is a member of our Board of Directors. See “Management and Corporate Governance – The Board of Directors” within this proxy statement for more information about Ms. Pelletier.
Justin J. File
Justin J. File served as Private Evofem’s Chief Financial Officer from April 2015 until January 2018 and has served as our Chief Financial Officer since January 2018. Mr. File has also served as the Chief Financial Officer of the women’s health nonprofit organization WCG Cares from November 2017 to May 2018. Mr. File has approximately 28 years of diverse accounting and finance experience within a variety of both public and private biotechnology and biopharmaceutical companies. Most recently, Mr. File provided executive financial and accounting oversight services to various biotechnology companies in San Diego, California, assisting in their initial public offering process and helping to establish and improve their accounting and finance operations as publicly traded entities. Prior to this, Mr. File was Senior Director and Controller of Sequenom, Inc., a diagnostic company that developed and commercialized molecular diagnostics testing services for the women’s health market. During that time, Mr. File served as Treasurer of Sequenom's diagnostic subsidiary and provided assistance in the raising of over $400 million in combined equity and convertible note offerings. Mr. File also assisted in the commercialization of four diagnostic tests in a two-year period, which included Sequenom’s revolutionary noninvasive prenatal test for Down syndrome. Earlier in his career Mr. File worked for approximately ten years in public accounting, primarily with Arthur Andersen LLP, where he worked with a variety of clients assisting with attestation and periodic reporting requirements, public offerings and acquisitions. Mr. File graduated from Central Washington University with a Bachelor of Science in Accounting and Business Administration. He is a Certified Public Accountant (inactive).
Kelly Culwell, M.D.
Kelly Culwell, M.D. is an Obstetrician/Gynecologist with over 17 years specializing in women’s health and contraceptive research. She served as Private Evofem’s Chief Medical Officer from April 2015 until January 2018 and has served as our Chief Medical Officer since January 2018. Dr. Culwell has also served as the Chief Medical Officer of WCG Cares since November 2017, and also became a director of the board of WCG Cares in January 2019 with a term of 3 years until December 31, 2021. Dr. Culwell was elected President of the WCG board effective February 2021. Prior to joining WCG Cares, Dr. Culwell was the Medical Director of Planned Parenthood of the Pacific Southwest and maintained an academic clinical practice as the Director of Family Planning and Associate Clinical Professor at University of California, Davis. Dr. Culwell previously served as a Medical Officer with the World Health Organization where she developed global guidelines for clinical practice and is widely published in peer reviewed journals. Dr. Culwell received a Bachelor of Science from California Lutheran University, a Medical Doctorate from the University of California, Davis and a Masters of Public Health from Northwestern University. Dr. Culwell completed her post-graduate training in Obstetrics and Gynecology at University of California San Diego and her Family Planning Fellowship at Northwestern University. Dr. Culwell maintains appointments as Volunteer Assistant Clinical Professor in the Departments of Obstetrics and Gynecology at the University of California, Davis and San Diego campuses. Dr. Culwell is qualified as a Diplomat from the American Board of Obstetrics and Gynecology.
Russell Barrans
Russell Barrans served as Private Evofem’s Chief Commercial Officer from August 2016 until January 2018 and has served as our Chief Commercial Officer since January 2018. Mr. Barrans has over 26 years in the women’s health care pharmaceuticals and biotechnology space. As our Chief Commercial Officer, Mr. Barrans is responsible for the commercial launch and lifecycle management of the Evofem product portfolio, oversees manufacturing and supply chain, and provides executive leadership to the sales and marketing team. Prior to joining Evofem, Mr. Barrans was the Senior Director of

Women’s Healthcare Marketing for Teva Pharmaceuticals from 2012 to June 2015. With significant tenure in life sciences and pharmaceutical companies, Mr. Barrans has held senior level positions at global and domestic companies including Bayer Healthcare and Wyeth Pfizer (formerly Wyeth), as well as, being Chief Executive Officer of FusionRx, a strategic consulting firm servicing biotech and pharmaceutical brands of which Mr. Barrans was the founding partner. Mr. Barrans has overseen and directed the launch of over half a dozen brands worldwide including the launch of Mirena, and Plan B One-Step OTC. Mr. Barrans graduated from California Coast University with a Bachelor of Science in Business Administration and holds an MBA from California Coast University. Mr. Barrans is an Accredited Pharmaceutical Manufactures Representative of Canada in General Health care and Oncology, and has earned his certification as a Business Coach from Brian Tracy International.
Alexander A. Fitzpatrick, Esq.
Alexander A. Fitzpatrick, Esq. served as the Executive Vice President, General Counsel and Secretary of Private Evofem from October 2017 until January 2018 and has served as our Executive Vice President, General Counsel and Secretary since January 2018. Mr. Fitzpatrick is responsible for our corporate governance, legal, corporate development, intellectual property and risk management functions. Prior to joining Evofem, Mr. Fitzpatrick served as Chief Legal Officer of Kyriba Corporation from 2014 to 2015 and Senior Vice President, General Counsel, Compliance Officer and Secretary of Verenium Corporation, a publicly traded biotechnology company from 2010 to 2014. Prior to that, Mr. Fitzpatrick served as Senior Vice President, General Counsel and Secretary of Kintera, Inc., a publicly traded technology company. Following the sale of Kintera, Mr. Fitzpatrick continued to serve in a similar position for a major division of Blackbaud, Inc. Prior to that, as a member of the business, corporate and technology departments with the law firms Cooley LLP and Latham & Watkins LLP in San Diego, and Rogers & Wells LLP (now Clifford Chance) in London, Mr. Fitzpatrick represented pharmaceutical and other technology companies, investment banks and venture capitalists in a variety of transactions including numerous collaborations, mergers and acquisitions, intellectual property matters, licensing and financing activity. Mr. Fitzpatrick received a B.S. in mathematics from Georgetown University and a J.D. from the University of California, Berkeley.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Overview
We are a “smaller reporting company” as such term is defined in Rule 405 of the Securities Act of 1933, as amended (the Securities Act), and Item 10 of Regulation S-K. Accordingly, and in accordance with relevant SEC rules and guidance, we have elected, with respect to the disclosures required by Item 402 (Executive Compensation) of Regulation S-K, to comply with the disclosure requirements applicable to smaller reporting companies. We are providing this “Compensation Overview” section in order to aid our stockholders’ understanding of our compensation programs and policies for our executive officers as well as the Compensation Committee’s role in the design and administration of these programs and policies in making specific compensation decisions for our executive officers, including our “named executive officers.”

Our Compensation Committee has the sole authority and responsibility to review and determine, or recommend to the full Board for determination, the compensation package of our chief executive officer (Saundra Pelletier) and each of our other named executive officers (Justin J. File and Russell Barrans). Our Compensation Committee is composed entirely of independent directors who have never served as officers of the Company and operates under a written charter adopted and reviewed annually by our Board. A copy of this charter is available on the investor page of our website under the tab Corporate Governance/Charters at Evofem.investorroom.com/charters.

Set forth below is a discussion of the policies and decisions that shape our executive compensation program, including the specific objectives and elements. Information regarding Executive Officer and Director Compensation is included under the heading “Executive Officer and Director Compensation” on page 23 of this Proxy Statement.

Administration and Process
Our executive compensation program is administered by the Compensation Committee, with guidance and input from each of our Chief Executive Officer and our compensation consultant, Anderson Pay Advisors LLC (Anderson).

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation for the next fiscal year, determined bonus and equity awards and established new performance objectives for the next fiscal year at one or more meetings held during the fourth quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, adjustments to the compensation of existing executives, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year.

Generally, the Compensation Committee’s process comprises two related elements: (i) the determination of specific compensation packages for our executive officers, and (ii) the establishment of performance objectives for the next year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted by the Chief Executive Officer for the Compensation Committee’s review and approval. In the case of the Chief Executive Officer, the evaluation of her performance is conducted by the Compensation Committee in consultation with the Board, and the Compensation Committee recommends to the Board for approval any adjustments to her compensation as well as equity awards to be granted. Also, in each case, the Compensation Committee obtains and considers input from Anderson, including benchmarking data discussed below. Ms. Pelletier plays no role in determining her own salary, annual cash performance bonus or equity compensation.

Some of the key factors the Compensation Committee considers in making compensation decisions are as follows: individual and company performance, the Company’s stage of development, the strategic importance of a role, the qualifications, skill set and industry experience of the individual executive, considerations of internal equity, historical salary levels, and the risk of retention, among others. The Compensation Committee also considers relevant market data and information regarding compensation paid to similarly situated executives at peer group companies (See below- “Role of Independent Compensation Consultant; Benchmarking”).

The Compensation Committee also engages with the Company’s stockholders to gain feedback on our stockholders’ concerns and internal guidelines regarding executive compensation. The Compensation Committee then seeks to align those interests with the Company’s compensation policies. In 2020, the Company discussed such matters with certain major stockholders and received feedback that its current compensation practices are so aligned. In addition, in response to stockholder feedback, the Compensation Committee took further action to implement the “claw back” policy described below and to formalize existing practices and policies, such as four year vesting of equity awards with a one-year cliff for new hires, to ensure continued alignment.

General Executive Compensation Objectives and Philosophy
The objective of our executive compensation program is to attract, retain and motivate talented executives who are critical for our continued growth and success and to align the interests of these executives with those of our stockholders so that we can build long-term stockholder value. To achieve this objective, besides annual base salaries, our executive compensation program utilizes a combination of annual incentives through structured cash bonuses based on pre-defined goals as well as long-term incentives through equity-based compensation. In establishing overall executive compensation levels, our Compensation Committee considers a number of criteria, including the applicable executive’s scope of responsibilities, prior and current period performance, attainment of individual and overall company performance objectives and retention concerns, and the results of the advisory vote of the stockholders on the “say-on-pay” proposal at the prior years’ annual meeting of the stockholders. Our Compensation Committee believes that substantial portions of executive compensation should be linked to the overall performance of our Company, and that the contribution of individuals over the course of the relevant period to the goal of building a profitable business and stockholder value should also be considered in the determination of each executive’s compensation.

Role of Independent Compensation Consultant; Benchmarking
The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. The Compensation Committee has engaged Anderson to review our executive compensation programs and to assess our executive officers’ base salaries, target and actual total cash bonuses, long-term incentives and total compensation from a competitive standpoint. The Compensation Committee has assessed the independence of Anderson pursuant to SEC rules and the corporate governance rules of Nasdaq and concluded that no conflict of interest exists that would prevent Anderson from independently advising the Compensation Committee. As described herein, Anderson also assisted the Compensation Committee in defining the appropriate group of peer companies for analysis of our executive compensation and practices and in benchmarking our executive compensation program against the peer group.

Grants of Equity-Based Compensation Following our Reverse Merger
On January 17, 2018, we completed a merger with privately-held Evofem Biosciences Operations, Inc. (Private Evofem). In connection with the merger, we changed our name from “Neothetics, Inc.” to “Evofem Biosciences, Inc.” and changed the ticker symbol for our common stock to “EVFM.” In addition, in connection with the merger, the executive officers of Private Evofem became the executive officers of the Company. Prior to the consummation of the merger, and as a condition to closing the merger, these executive officers relinquished for cancellation all restricted stock then held by such executive officers in Private Evofem. The cancellation of this restricted stock left these executive officers, including our current CEO, with no meaningful equity incentive awards in the Company following the completion of the merger1.

Following the merger, in March of 2018, the Compensation Committee, based on market data presented by Anderson and other factors such as each such executive officer’s prior ownership position in Private Evofem and the conversion ratio of Private Evofem Common Stock to the Company’s common stock in the merger, the Compensation Committee recommended a “make-whole” grant of restricted common stock and options to purchase common stock to such executive officers based on the then fair market value of our common stock to properly incentivize such executive officers and align their interests with those of our stockholders.

Ongoing Compensation Review
Each year since 2018, the Compensation Committee has engaged Anderson to provide compensation market data and recommendations to be used to establish compensation levels and plans for our executive officers for the following year.

In 2019, the Compensation Committee also engaged Anderson to develop a relevant peer group of companies (described below) and to perform a thorough compensation review and analysis of the Company’s executive compensation levels and plans when compared to this group of peers, including base salary, annual cash bonus and long-term equity incentive awards.

Such review and analysis revealed that total direct compensation of our executive officers as a group was in the 26th percentile when compared to our peer group, with our CEO’s total direct compensation in the 20th percentile, primarily due to the lack of value of such executive officers’ long-term equity awards. Based on this analysis, the Compensation Committee determined that it was important to provide competitive compensation packages to our executive officers that incentivize those
1 These executives did receive substitute options to purchase Company common stock that replaced the options to purchase Private Evofem common stock then held by these executive officers, but after adjustments resulting from the merger, these options were, and continue to be, significantly out of the money and of no value.

officers to achieve significant corporate goals and that enable us to retain those executive officers, especially considering their unique and deep experience in the Company’s field of women’s health. As a result, the Compensation Committee determined that for 2020 target base salary and cash bonus compensation for our named executive officers should be approximately equal to the 75th percentile for our peer group, and that long-term equity awards should be approximately equal to the 75th percentile for our peer group for a total direct compensation package that is between the 50th percentile and the 75th percentile for our peer group. In addition, the Compensation Committee determined that a significant portion of this compensation should align with building long-term stockholder value and be tied to critical performance milestones insuring the creation of that value.

In 2020, the Compensation Committee engaged Anderson to once again undertake a review and analysis of our executive compensation levels as compared to our peer group. This review and analysis revealed that actual long-term equity compensation levels for 2020 fell short of the target goal of the 75th percentile for our peer group, primarily due to the significant number of options to purchase our common stock held by these executives that continue to have exercise prices well below the fair market value of our common stock, notwithstanding the Company’s achievement of fundamental and critical performance goals tied to vesting of certain of these long-term incentive awards, such as FDA approval of the Company’s drug candidate. Thus, the Compensation Committee determined that the same 75th percentile of our peer group targets are appropriate for 2021 and that the Compensation Committee will review these targets on an annual basis with the input of our compensation consultant.

Our Peer Group
As noted above, in 2019, Anderson developed a list of 26 peer group companies based on several characteristics, including, being publicly traded, relative company size (e.g., market capitalization and number of employees), stage of development and geographic location. The Compensation Committee approved the peer group and intends to review and modify this peer group periodically to ensure that this list remains aligned with our size and stage of development. During 2020, our peer group consisted of the following 25 companies:

• AcelRx Pharmaceuticals
• AMAG Pharmaceuticals
• Ardelyx
• Chimerix
• Concert Pharmaceuticals
• Cymabay Therapeutics
• Eiger Biopharmaceuticals Inc.
• ImmunoGen, Inc.
• Kura Oncology
• La Jolla Pharmaceutical
• MB Pharma
• ObsEva
• Recro Pharma, Inc.
• Rigel Pharmaceuticals
• Syndax
• Syros Pharmaceuticals
• TherapeuticsMD
• Trevena
• Agile Therapeutics
• Eagle Pharmaceuticals
• Flexion Therapeutics
• Lexicon Pharmaceuticals
• Omeros
• Puma Biotechnology, Inc.
• Spero Therapeutics

We believe that our selected peer group provides useful information to help us establish competitive compensation practices and levels of compensation that allow us to attract, retain and motivate a talented executive team and, at the same time, aligns the interests of our executives with those of our stockholders. The executive employment market in our industry in the United States is very competitive because there are many high-growth life sciences companies in our region, many of which are larger and more established than we are. We believe our executive compensation must be competitive within such peer group, yet fully aligned with our current stage of development and our responsibilities to stockholders.

Roles of Management in Determining Executive Compensation
The Compensation Committee periodically meets with our Chief Executive Officer and/or other executive officers to obtain recommendations with respect to compensation programs for executives and other employees. Our Chief Executive Officer makes recommendations to the Compensation Committee on the base salaries, target cash bonuses and performance measures, and equity compensation for our executives and other key employees. The Compensation Committee considers, but is not bound to accept, management’s recommendations with respect to executive compensation. Our Chief Executive Officer and certain other executives attend most of the Compensation Committee’s meetings, but the Compensation Committee also holds private sessions outside the presence of members of management and non-independent directors. The Compensation Committee discusses our Chief Executive Officer’s compensation package with her, but makes decisions with respect to her compensation without her present. The Compensation Committee has delegated to management the authority to make certain decisions regarding compensation for employees other than executive officers. The Compensation Committee has not delegated any of its authority with respect to the compensation of the named executive officers.

Elements of Compensation Structure
Our executive compensation program consists of the following forms of compensation:

• Base Salary
• Annual Performance Cash Bonus
• Long-term Equity Incentives
• Employee Stock Purchase Plan
• Employee Benefit Program

Base Salary

Annual base salaries compensate our executive officers for fulfilling the requirements of their respective positions and provide them with a level of cash income predictability and stability with respect to a portion of their total compensation. We believe that the level of an executive officer’s base salary should reflect the executive’s performance, experience and breadth of responsibilities, our understanding of salaries for similar positions within our industry and peer group and any other factors relevant to that particular job.

Base salaries are typically negotiated at the outset of an executive’s employment. Salary levels are considered annually as part of our performance review process, but also in cases including promotion or other change in the job responsibilities of an executive officer. For named executive officers, initial base salaries generally are established in connection with negotiation of an offer of employment and an employment agreement. Increases in base salary have several elements. In addition to promotion and increased responsibilities, merit and Company-wide general increases are also taken into consideration. Salaries of our named executive officers for fiscal year 2020 and certain prior years are also reported in the Summary Compensation Table under the heading “Executive Officer and Director Compensation” on page 23 of this Proxy Statement and also in Part III of our Annual Report on Form 10-K filed with the SEC on March 4, 2021.

The following table shows the base salary for each of our named executive officers for 2020 and as approved for fiscal 2021:

Name	2020 ($)	2021 ($)	Increase
Saundra Pelletier	780,850	812,083	4%
Justin J. File	566,577	589,240	4%
Russell Barrans	491,625	511,290	4%

Annual Performance Cash Bonuses

Each year, the Compensation Committee recommends, and the Board approves and establishes, the target cash incentive opportunity for each executive officer assuming full achievement of certain significant corporate objectives that are also reviewed and approved by the Board. The following table shows the possible cash bonus incentive opportunity for each of our named executive officers for fiscal 2020 and as approved for fiscal 2021 (expressed as a percentage of annual base salary):

Name	2020	2021
Saundra Pelletier	100%	100%
Justin J. File	75%	75%
Russell Barrans	50%	50%

At the end of the fiscal year, the Compensation Committee reviews and approves the level of the Company’s achievement against the applicable corporate objectives. In addition to its assessment of achievement against each corporate objective, the Compensation Committee may consider the Company’s performance as a whole during the fiscal year, including matters not included in the corporate objectives. In reviewing the Company’s level of achievement against the applicable corporate objectives for fiscal 2020, the Compensation Committee determined that the Company executed on each of its corporate objectives and approved the recommended incentive cash bonus funding level at 100%. The corporate objectives established by the Compensation Committee for 2020 included: FDA approval of Phexxi for contraception, completion of fundraising in an amount to enable the commercial launch of Phexxi, product launch readiness, as evidenced by a variety of commercial factors, ensuring adequate manufacturing capacity for commercial sales, expansion of analyst coverage and continued development of EVO100 vaginal gel, our product candidate for the prevention of Chlamydia trachomatis infection and Neisseria gonorrhoeae in women. The corporate objectives established by the Compensation Committee for 2021 relate to certain corporate finance objectives, the creation of patient access to Phexxi, complete enrollment in our, our pivotal Phase 3 clinical trial of EVO100, known as EVOGUARD, and the elevation of the profile of the Company, its strategy, products and product candidates, all measured with specific performance metrics.

Following the determination of corporate achievement, the Compensation Committee will also consider the performance of each named executive officer in arriving at the individual awards, if any, to be made. The Compensation Committee believes this flexibility is an important tool to aid in the retention of key talent, reward significant achievement by individual executives, motivate executives and recognize management decision-making focused on generating long-term value for stockholders over short-term achievement of the corporate objectives. The total cash bonus amounts for fiscal 2020 and certain prior years for our named executive officers are reported in the Summary Compensation Table included under the heading “Executive Officer and Director Compensation” on page 23 of this Proxy Statement and also in Part III of our Annual Report on Form 10-K filed with the SEC on March 4, 2021.

From time to time, we utilize discretionary signing, promotion, retention or other bonus awards as compensation tools that provide incentives for executives to accept employment offers, to reward outstanding performance by executives and to retain key executives, which can result in a bonus exceeding 100% of the target amount. We believe that these bonus awards are consistent with our overall executive compensation philosophy to achieve our recruiting and retention objectives as well as to allow discretion to address the needs of our business, which operates in a constantly evolving and highly competitive environment.

Long-term Equity Incentive Awards

In addition, we grant stock options and restricted stock to our employees within a competitive range of the market to complement cash salaries and cash incentives, incentivize new hires to achieve our corporate and strategic goals, and align executive compensation with the long-term interests of our stockholders and stock value. We historically provided stock option grants to our named executive officers upon their initial hiring, as negotiated in their employment agreements or offer letters. The Compensation Committee has the discretion to grant stock option awards and restricted stock awards to promote high performance and achievement of our corporate objectives by our executives at any time of the year. The Compensation Committee does not currently have a policy for the automatic awarding of equity awards to the named executive officers or our other employees, nor do we have any formal plan that requires us to award equity or equity-based compensation to any executive on a year-to-year basis. The timing of our typical equity awards is determined in advance. In general, we do not anticipate option grants on dates other than the scheduled meetings of the Compensation Committee. The grant date is established when the Compensation Committee approves the grant and all key terms have been determined.

In granting these awards, the Compensation Committee may establish any conditions or restrictions it deems appropriate in accordance with the Amended and Restated 2014 Plan or the 2018 Inducement Equity Incentive Plan, as the case may be. Our Chief Executive Officer typically provides recommendations to the Compensation Committee for equity grants to the executive officers, taking into account each executive’s performance, achievements, and other criteria deemed relevant. The Compensation Committee reviews the proposed grants, but reserves the right to reject or modify such recommendations. In addition, our Chief Executive Officer has limited discretionary authority to grant stock options under the Amended and Restated 2014 Plan to our non-executive employees, subject to certain volume limitations.

We size equity grants based on market data that expresses the awards as a percent of common shares outstanding. This sizing approach is helpful to ensure that the dilutive effects of the grants are reasonable. The exercise price of the stock options will equal the closing price of our common stock published by Nasdaq on the date of the grant and the term of the options will be 10 years from the date of the grant. The Compensation Committee has taken a two-tiered approach to vesting in order to align executive compensation with long-term stockholder value. The first consists of longer term, time-based vesting for certain awards, and the second relies on performance-based vesting for certain awards that are tied to critical, more immediate goals fundamental to the Company’s mission to achieve commercial success.

The Compensation Committee has resolved that, absent unusual circumstances, stock options be granted to new hires with a vesting term of four years, with 25% vesting at the first anniversary of the date of grant and the remaining amount vesting in 36 equal monthly installments thereafter. For existing employees, the Compensation Committee has resolved that, absent unusual circumstances, time-based vesting stock options be granted with a vesting term of four years, vesting in 48 equal monthly installments. For restricted stock generally, vesting is based on achievement of critical performance goals, which are typically a subset of the overall performance goals used for earning executive cash-based incentives. Further, the Compensation Committee selects these performance goals with a view to aligning executives performance with long-term stockholder value. In 2020, in particular, these goals, such as FDA approval of the Company’s drug, advancing clinical trials for an additional indication and ensuring adequate manufacturing capacity for commercial sales, all of which were achieved, have positioned the Company to execute on its shorter and longer-term commercial and development plans.

Equity awards generally do not accelerate upon a change of control; however, under each of the Amended and Restated 2014 Plan and the 2018 Inducement Equity Incentive Plan, our Board has discretion to accelerate vesting upon a change of control. The Compensation Committee also has sole discretion with respect to the tax treatment for equity awards and may decide to (1) facilitate the sale of a sufficient number of the granted shares to cover taxes, (2) require that shares having a value equal to the tax burden be withheld by the Company with the Company paying the tax in cash to the relevant taxing authority, or (3) require employees to be responsible for their own taxes. The value of any shares used to cover taxes will be calculated based on the closing stock price of the shares on the date of vesting of the shares and will be paid in proportion to the vesting schedule of the shares. The equity awards granted to our named executive officers for fiscal 2020 and certain prior years are reported in the Summary Compensation Table included under the heading “Executive Officer and Director Compensation” on page 23 of this Proxy Statement and also in Part III of our Annual Report on Form 10-K filed with the SEC on March 4, 2021.

Employee Stock Purchase Plan

We also maintain our 2019 Employee Stock Purchase Plan (the 2019 ESPP), which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code, to promote stock ownership by employees. Under the 2019 ESPP, eligible employees are able to acquire shares of our common stock by accumulating funds through payroll deductions. Eligible employees are able to select a rate of payroll deduction between 1% and 15% of their eligible compensation. The 2019 ESPP is implemented through a series of six-month offering periods.

The purchase price for shares of our common stock under the 2019 ESPP is 85% of the lower of the fair market value of our common stock on (i) the first day of each offering period and (ii) the purchase date for each purchase interval. Purchases under the 2019 ESPP are subject to certain limitations, including a maximum number of shares that each participant may purchase on each purchase date of the number of shares obtained by dividing $25,000 by the then current market price, a maximum number of shares that may be purchased in total by all participants on each purchase date equal to the then remaining available shares under the 2019 ESPP, and the $25,000 annual limit under the Internal Revenue Code. In addition, under no circumstances will purchase rights be granted under the 2019 ESPP to any eligible employee if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of stock of our company or any parent or subsidiary.

Benefits Plans

We also provide group life insurance, health, vision and dental care insurance to all employees, including the executive officers. These benefits do not discriminate in scope, terms or operation in favor of the named executive officers. All such benefits terminate at the time each individual is no longer employed with the Company or as otherwise provided in the applicable employment agreement. All of our named executive officers are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. We maintain a 401(k) defined contribution plan, which is our primary retirement benefit for employees, including executives. The Company makes a safe-harbor contribution of 3% of each employee’s gross earnings, including executives, subject to Internal Revenue Service limitations. Although permitted under the plan, we have not matched employee contributions to the 401(k) plan. We do not provide our executive officers with any type of defined benefit retirement benefit or the opportunity to defer compensation pursuant to a non-qualified deferred compensation plan. We generally do not offer our named executive officers any material compensation in the form of perquisites, but any perquisites provided to our named executive officers and described in the footnote to the Summary Compensation Table included in the Summary Compensation Table under the heading “Executive Officer and Director Compensation” on page 23 of this Proxy Statement and also in Part III of our Annual Report on Form 10-K filed with the SEC on March 4, 2021 are offered to encourage the long-term retention of our executives.

Limits on Hedging and Pledging
As part of our insider trading policy, all employees, including named executive officers, and members of our Board are prohibited from engaging in certain types of hedging transactions involving our securities, specifically short sales and purchases or sales of puts, calls or other derivative securities. Our insider trading policy also prohibits certain types of pledges of our securities by all employees, including executive officers, and members of our Board, specifically purchases of our securities on margin, borrowing against our securities held in a margin account or pledging our securities as collateral for a loan, with an exception for transactions with the pre-approval of our Chief Compliance Officer.

Consideration of Advisory Vote on Executive Compensation
We held an advisory vote on executive compensation at our annual meeting of stockholders held on May 12, 2020 (otherwise known as “say-on-pay” votes). The vote resulted in approximately 60% of our stockholders approving the compensation packages we provided to our named executive officers in fiscal 2019. At the same meeting, the stockholders also voted to recommend an advisory vote on the Company’s compensation once every year and the Company has followed this recommendation. While say-on-pay votes are not binding on the Company, the Compensation Committee and Board will consider the outcome of our say-on-pay votes when making future compensation decisions for our executive officers.

Clawback Policy
In 2020, the Board resolved to adopt a recoupment or “clawback” policy for annual cash incentive awards, long-term incentive awards (including stock options and restricted stock) and any other incentive awards paid to executive officers under certain circumstances. In February of 2021, the Compensation Committee formally adopted such a clawback policy. Our clawback policy provides that in the event the Company determines it must restate its financial results as reported in a Form 10-K, Form 10-Q or other report filed with the Securities and Exchange Commission to correct an accounting error due to material noncompliance with any financial reporting requirement under the U. S. federal securities laws (a Restatement), the Company will seek to recover, at the direction of the Compensation Committee after it has reviewed the facts and circumstances that led to the requirement for the Restatement and the costs and benefits of seeking recovery, incentive compensation (cash and equity-based) awarded or paid within one year following the filing of the financial report giving rise to the Restatement to a covered officer whose intentional misconduct caused or contributed to the need for the Restatement for a fiscal period if a lower award or payment would have been made to such covered officer based upon the restated financial results. The Committee will determine in its discretion the amount, if any, the Company will seek to recover from such covered officer.

Summary Compensation Table

The following table summarizes information concerning the compensation awarded to, earned by, or paid for services rendered in all capacities by our named executive officers during the years ended December 31, 2020 and 2019:

Name and Principal Position	Year Ended December 31,	Salary ($)	Bonus ($)	Restricted Stock Awards (1) ($)	Option Awards (1) ($)	All Other Compensation (2)($)	Total ($)
Saundra Pelletier	2020	780,850	1,045,850 (3)	1,302,900 (4)	1,044,000 (5)	14,744	4,188,344
Chief Executive Officer	2019	846,570 (6)	1,044,444 (7)	889,500 (8)	—	23,469 (9)	2,803,983
Justin J. File	2020	566,577	444,932 (10)	651,450 (11)	348,000 (12)	3,076	2,014,035
Chief Financial Officer	2019	611,807 (13)	273,709(14)	296,500 (15)	—	994	1,183,010
Russ Barrans	2020	491,625	265,813 (16)	816,450 (17)	348,000 (18)	5,538	1,927,426
Chief Commercial Officer	2019	477,990 (19)	197,014(20)	694,250 (21)	—	3,564	1,372,818

(1)Amounts listed in this column represent the aggregate fair value on the date of vesting of the Company’s equity awards granted to the named executive officers determined in accordance with Financial Accounting Standards Board (FASB) ASC Topic 718, Compensation-Stock Compensation (FASB ASC Topic 718). See Note 12 to our Consolidated Financial Statements included in our Annual Report for details as to the assumptions used to determine the fair value of these awards.
(2)All Other Compensation primarily includes premiums paid for group term life insurance, except for Ms. Pelletier as discussed in note (9) below.
(3)Consists of (i) an executive officer bonus in the amount of $215,000 paid to Ms. Pelletier in her capacity as the Company’s Chief Executive Officer, (ii) a bonus in the amount of $50,000 for the achievement of certain performance milestone by Ms. Pelletier and (iii) a bonus in the amount of $780,850 as approved by the Compensation Committee in respect of her performance and the Company’s performance during 2020.
(4)On February 25, 2020, the Company granted Ms. Pelletier 300,000 shares of common stock issued as Restricted Stock Awards (RSAs), which fully vested in connection with the Company’s achievement of certain performance milestones in 2020. Of these RSAs, the Company withheld 187,050 shares of common stock to satisfy statutory tax withholding requirements upon vesting of such RSAs during 2020.
(5)On February 25, 2020, the Company granted Ms. Pelletier 300,000 stock options which vest in a series of thirty-six (36) successive equal monthly installments upon completion of each additional month of service for the Company measured from the vesting commencement date of February 25, 2020.
(6)Consists of (i) $754,444 paid to Ms. Pelletier pursuant to Ms. Pelletier’s employment agreement with the Company and (ii) $92,126 accrued but unused vacation time paid in 2019 upon a change in the Company's vacation policy.
(7)Consists of (i) an executive officer bonus in the amount of $215,000 paid to Ms. Pelletier in her capacity as the Company’s Chief Executive Officer, (ii) a bonus in the amount of $75,000 for the achievement of certain performance milestone by Ms. Pelletier and (iii) a bonus in the amount of $754,444 as approved by the Compensation Committee in respect of her performance and the Company’s performance during 2019.
(8)On February 25, 2019, the Company granted Ms. Pelletier, 150,000 shares of common stock which fully vested in connection with the Company’s achievement of certain performance milestones in 2019. Of these RSAs, the Company withheld 89,524 shares of common stock to satisfy statutory tax withholding requirements upon vesting of such RSAs during 2019.
(9)All Other Compensation for Ms. Pelletier includes (i) a $1,242 premium paid for group term life insurance and (ii) $22,227 in fringe benefits paid on behalf of Ms. Pelletier.
(10)Consists of (i) a bonus in the amount of $20,000 for the achievement of certain performance milestone by Mr. File and (ii) a bonus in the amount of $424,932 as approved by the Compensation Committee in respect of his performance and the Company’s performance during 2020.

(11)On February 25, 2020, the Company granted Mr. File 150,000 shares of common stock issued as RSAs, which fully vested in connection with the Company’s achievement of certain performance milestones in 2020. Of these RSAs, the Company withheld 93,492 shares of common stock to satisfy statutory tax withholding requirements upon vesting of such RSAs during 2020.
(12)On February 25, 2020, the Company granted Mr. File 100,000 stock options which vest in a series of thirty-six (36) successive equal monthly installments upon completion of each additional month of service for the Company measured from the vesting commencement date of February 25, 2020.
(13)Consists of (i) $547,417 paid to Mr. File pursuant to Mr. File’s employment agreement with the Company and (ii) $64,390 accrued but unused vacation time paid in 2019 upon a change in the Company's vacation policy.
(14)Consists of a bonus in the amount of $273,709 as approved by the Compensation Committee in respect of Mr. File's performance and the Company’s performance during 2019.
(15)On February 25, 2019, the Company granted Mr. File 50,000 shares of common stock issued as RSAs, which fully vested in connection with the Company’s achievement of certain performance milestones in 2019. Of these RSAs, the Company withheld 33,239 shares of common stock to satisfy statutory tax withholding requirements upon vesting of the RSAs during 2019.
(16)Consists of (i) a bonus in the amount of $20,000 for the achievement of certain performance milestone by Mr. Barrans and (ii) a bonus in the amount of $245,813 as approved by the Compensation Committee in respect of his performance and the Company’s performance during 2020.
(17)On February 25, 2020, the Company granted Mr. Barrans 150,000 shares of common stock issued as RSAs, which fully vested in connection with the Company’s achievement of certain performance milestones in 2020. Of these RSAs, the Company withheld 38,731 shares of common stock to satisfy statutory tax withholding requirements upon vesting of the RSAs during 2020. The Company also withheld 20,381 shares of common stock to satisfy statutory tax withholding requirements upon vesting of the second tranche RSAs during 2020 that were granted in July 2019 as discussed in note (21) below.
(18)On February 25, 2020, the Company granted Mr. Barrans 100,000 stock options which vest in a series of thirty-six (36) successive equal monthly installments upon completion of each additional month of service for the Company measured from the vesting commencement date of February 25, 2020.
(19)Consists of (i) $437,500 paid to Mr. Barrans pursuant to Mr. Barrans’ employment agreement with the Company and (ii) $40,490 accrued but unused vacation time paid in 2019 upon a change in the Company’s vacation policy.
(20)Consists of a bonus in the amount of $197,014 as approved by the Compensation Committee in respect of Mr. Barran's performance and the Company’s performance during 2019.
(21)On February 25, 2019, the Company granted Mr. Barrans 75,000 shares of common stock issued as RSAs, which fully vested in connection with the Company’s achievement of certain performance milestones in 2019. Of these RSAs, the Company withheld 26,408 shares of common stock to satisfy statutory tax withholding requirements upon vesting of the RSAs during 2019. On July 8, 2019, the Company granted Mr. Barrans 150,000 shares of common stock, issued as RSAs, which vest annually over 3 years starting from the grant date. Of these RSAs, the Company withheld 13,257 shares of common stock to satisfy statutory tax withholding requirements upon vesting of the first tranche RSAs during 2019.

Narrative Disclosure to Summary Compensation Table

Employment, Severance and Separation Agreements

Current Executive Officers

Our current executive officers- Ms. Pelletier, Mr. File and Mr. Barrans were each appointed to their offices in January 2018 in connection with the Merger (as defined in the “Certain Relationships and Related Persons Transactions” Section below). The amounts reported for each of them in the Summary Compensation Table above, includes compensation paid to or earned by them pursuant to offer letters for their services provided as our executive officers for the year ended December 31, 2020 and 2019 pursuant to their offer letters and subsequent employment agreements described below.

Equity Incentive Compensation

Historically, we have generally granted stock options to our employees, including our named executive officers, in connection with their initial employment with us. We also have historically granted stock options on an annual basis as part of annual performance reviews of our employees. From time to time, we have also granted, and intend to continue to grant, RSAs to our executive management team, including our named executive officers, and certain non-executive employees, which usually vest in accordance with the Company’s achievement of certain performance milestones in the year. We did not grant any stock options to our named executive officers in 2019.

On February 25, 2019, the Company granted Ms. Pelletier, Mr. File and Mr. Barrans 150,000, 50,000 and 75,000 shares of common stock, respectively, issued as RSAs, which fully vested in connection with the Company’s achievement of certain performance milestones in 2019. Of these RSAs, the Company withheld 89,524, 33,239 and 26,408 shares of common stock, respectively, to satisfy statutory tax withholding requirements upon vesting of the RSAs during 2019.

On July 8, 2019, the Company granted Mr. Barrans 150,000 shares of common stock, issued as RSAs, which vest annually over 3 years starting from the grant date. Of these RSAs, the Company withheld 13,257 shares of common stock to satisfy statutory tax withholding requirements upon vesting of the first tranche RSAs during 2019.

On February 25, 2020, the Company granted Ms. Pelletier, Mr. File and Mr. Barrans 300,000, 150,000 and 150,000 shares of common stock, respectively, issued as RSAs, which fully vested in connection with the Company’s achievement of certain performance milestones in 2020. Of these RSAs, the Company withheld 187,050, 93,492, and 38,731 shares of common stock, respectively, to satisfy statutory tax withholding requirements upon vesting of the RSAs during 2019.

On February 25, 2020, the Company granted Ms. Pelletier, Mr. File and Mr. Barrans options to purchase 300,000, 100,000 and 100,000 shares of our common stock, respectively, with an exercise price of $4.87 per share, which vest in a series of thirty-six (36) successive equal monthly installments upon completion of each additional month of service for the Company measured from the vesting commencement date of February 25, 2020.

Incentive Compensation Plan

The target bonus amount for the named executive officers for 2020 was 100% of base salary for Ms. Pelletier, 75% of base salary for Mr. File and 50% of base salary for Mr. Barrans. The final bonus amount was determined based upon the achievement of individual performance metrics and the achievement of performance metrics related to the Company’s corporate objectives, including objectives pertaining to the Company’s clinical programs, commercial launch preparation readiness and financing initiatives.

Current Employment Agreements

On July 2, 2018, we entered into employment agreements with each of Ms. Pelletier, Mr. File and Mr. Barrans. Pursuant to the terms of these agreements, each of Ms. Pelletier, Mr. File and Mr. Barrans is eligible to receive an annual base salary of $812,083, $589,240 and $511,290, respectively, and target bonuses as a base salary in amounts up to 100%, 75% and 50% respectively, payable in the discretion of our Board.

The employment agreements also entitle these executive officers to (i) participate in benefit/welfare plans and fringe benefits provided generally to our senior executives, (ii) receive reimbursement for ordinary and reasonably incurred business expenses and (iii) receive paid vacation and holiday time in accordance with policies generally applicable to our senior executives. Each executive officer may terminate his or her employment for good reason after giving us thirty days to correct or “cure” the circumstances giving rise to a termination for good reason, and each executive officer may terminate his or her employment upon at least thirty days’ prior written notice to us for any reason other than for good reason. We may terminate the employment of each executive officer without prior written notice for cause or in the event of the executive officer’s disability. We may also terminate the employment of each executive officer without cause on thirty days’ prior written notice. The employment agreements will be automatically terminated upon the death of the applicable executive officer. If an executive officer’s employment is terminated by us for cause, by reason of his or her death or disability, as a result of the applicable executive officer without good reason, we agreed to pay the terminated executive officer the amount of our accrued obligations as of the date of such termination. If an executive officer’s employment is terminated without cause or the applicable executive officer resigns for good reason, then we have agreed to make the payments set forth below.

Severance Obligations

Saundra Pelletier

If Ms. Pelletier is terminated by us other than for cause or Ms. Pelletier resigns for good reason, then pursuant to her employment agreement, we have agreed to pay and provide to Ms. Pelletier: (i) all accrued obligations as of the date of termination, (ii) any accrued but unpaid bonus for the prior fiscal year, (iii) a pro-rated bonus for the year in which the termination occurs as of her termination date, (iv) an amount equal to eighteen months of her then-current base salary in a lump sum and (v) eighteen months of continuing health benefits coverage, each subject to the conditions outlined in the agreement. In addition, fifty percent (50%) of any unvested and outstanding equity interests Ms. Pelletier may have shall immediately vest and become exercisable, in each case subject to the conditions outlined in her equity agreements. If Ms. Pelletier’s employment is terminated without cause or if Ms. Pelletier resigns for good reason, in each case within three months prior to or twelve months following a change of control, then we have agreed to pay and provide to Ms. Pelletier: (i) all accrued obligations as of the date of termination, (ii) an amount equal to twenty-four months of her then-current base salary in a lump sum, (iii) any accrued but unpaid bonus for the prior fiscal year, (iv) her target annual bonus for the year in which the termination occurs at the rate in effect immediately prior to such termination multiplied by a factor of 2.0 and (v) twenty-four months of continuing health benefits coverage, each subject to the conditions outlined in the agreement. In addition, any unvested and outstanding equity interests Ms. Pelletier may have shall fully vest and become exercisable, in each case subject to the conditions outlined in her equity agreements.

Justin J. File and Russell Barrans

If Justin J. File or Russell Barrans (each a Non-CEO Executive; or collectively, the Non-CEO Executives) is terminated by us other than for cause or a Non-CEO Executive resigns for good reason, then we have agreed to pay and provide to each Non-CEO Executive: (i) all accrued obligations as of the date of termination, (ii) any accrued but unpaid bonus for the prior fiscal year, (iii) a pro-rated bonus for the year in which the termination occurs as of his or her termination date, (iv) an amount equal to twelve months of his or her then-current base salary in a lump sum and (v) twelve months of continuing health benefits coverage, each subject to the conditions outlined in their respective agreements. In addition, fifty percent (50%) of any unvested and outstanding equity interests a Non-CEO Executive may have shall immediately vest and become exercisable, in each case subject to the conditions outlined in his or her equity agreements. If a Non-CEO Executive’s employment is terminated without cause or if a Non-CEO Executive resigns for good reason, in each case within three months prior to or twelve months following a change of control, then we have agreed to pay and provide to such Non-CEO Executive: (i) all accrued obligations as of the date of termination, (ii) an amount equal to eighteen months of his or her then-current base salary in a lump sum, (iii) any accrued but unpaid bonus for the prior fiscal year, (iv) his or her target annual bonus for the year in which the termination occurs at the rate in effect immediately prior to such termination multiplied by a factor of 1.5 and (v) eighteen months of continuing health benefits coverage, each subject to the conditions outlined in the agreement. In addition, any unvested and outstanding equity interests a Non-CEO Executive may have shall fully vest and become exercisable, in each case subject to the conditions outlined in his or her equity agreements.

Severance Tax Matters

All payments made and benefits available to each executive officer in connection with his or her employment agreement will comply with Section 409A of the Internal Revenue Code of 1986, as amended, (the Code) in accordance with the terms of his or her employment agreement. In the event the benefit provided to an employee (i) constitutes “parachute payments” within the meaning of Section 280G of the Code, and (ii) would otherwise be subject to the excise tax imposed by Section 4999 of the Code, then such “Payments” will be reduced. The reduced amount will be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the excise tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount results in the executive officer’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. If a reduction in payments or benefits constituting “parachute payments” is necessary to limit or avoid a certain employee’s excise tax, the reduction shall occur at the election of such employee (provided, however, that such election shall be subject to our approval if made on or after the effective date of the event that triggers the Payment) and may reduce cash payments, cancel accelerated vesting of stock award, and/or reduce employee benefits in any order or combination that maximizes the amount of such reduced amount. In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of such executive officer’s stock awards unless the executive officer elects a different order for cancellation.

Outstanding Equity Awards at December 31, 2020
The following table shows the outstanding equity awards held by our named executive officers as of December 31, 2020.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares of Stock Awards That Have Not Vested	Market Value of Shares of Stock Awards That Have Not Vested ($)
Saundra Pelletier	6,719 (1) 42,076 (2) 825,000 252,541 197,656 83,333	— — — 60,959 86,969 216,667	79.87 46.36 7.29 2.10 3.45 4.87	6/3/2013 9/28/2016 3/12/2018 7/31/2018 11/28/2018 02/05/2020	6/3/2023 9/28/2026 3/12/2028 7/31/2028 11/28/2028 02/05/2030	—	—
Justin J. File	23,099 (3) 300,000 91,833 71,875 27,777	— — 22,167 31,625 72,223	46.36 7.29 2.10 3.45 4.87	9/28/2016 3/12/2018 7/31/2018 11/28/2018 02/05/2020	9/28/2026 3/12/2028 7/31/2028 11/28/2028 02/05/2030	—	—
Russell Barrans	5,133 (4) 260,000 79,588 69,444 27,777	— — 19,212 30,556 72,223	46.36 7.29 2.10 3.45 4.87	9/28/2016 3/12/2018 7/31/2018 11/28/2018 02/05/2020	9/28/2026 3/12/2028 7/31/2028 11/28/2028 02/05/2030	50,000	120,500 (5)
(1)The share numbers and exercise prices reflected are those of options issued to the executive upon completion of the Merger in January 2018. These options were issued upon completion of the Merger in exchange for options to purchase 261,784 shares of Private Evofem common stock, which were fully vested upon grant, at an exercise price of $2.05 per share awarded to the executive by Evofem Operations in 2013 (See more detail described in Note 3 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018).
(2)The share numbers and exercise prices reflected are those of options issued to the executive upon completion of the Merger in January 2018. These options were issued upon completion of the Merger in exchange for options to purchase an aggregate of 1,639,404 shares of Private Evofem common stock at an exercise price of $1.19 per share awarded to the executive by Private Evofem in 2016.
(3)The share numbers and exercise prices reflected are those of options issued to the executive upon completion of the Merger in January 2018. These options were issued upon completion of the Merger in exchange for options to purchase an aggregate of 900,000 shares of Private Evofem common stock at an exercise price of $1.19 per share awarded to the executive by Private Evofem in 2016.
(4)The share numbers and exercise prices reflected are those of options issued to the executive upon completion of the Merger in January 2018. These options were issued upon completion of the Merger in exchange for options to purchase 200,000 shares of Private Evofem Common stock at an exercise price of $1.19 per share awarded to the executive by Private Evofem in 2016.
(5)Calculated based on the closing trading price of our common stock as reported on Nasdaq on December 31, 2020 ($2.41), the last trading day of 2020.

Employee Benefit and Equity Incentive Plans
Stock Compensation Plans
Summary of the Amended and Restated 2014 Plan

The Company initially adopted the 2007 Stock Plan (the 2007 Plan) in March 2007 under which 211,893 shares of common stock were reserved for issuance to employees, non-employee directors, and consultants of the Company. The Company ceased granting any additional awards under our 2007 Plan, and presently grants equity awards under the Amended and Restated 2014 Plan.

On September 15, 2014, our board of directors adopted, and our stockholders approved, the 2014 Equity Incentive Plan. The 2014 Equity Incentive Plan, as amended and restated, provides incentives that will assist us to attract, retain, and motivate employees, including officers, consultants, and directors. We may provide these incentives through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and units and other cash-based or share-based awards. In addition, the Amended and Restated 2014 Plan contains a mechanism through which we may adopt a deferred compensation arrangement in the future.

A total of 166,666 shares of our common stock was initially authorized and reserved for issuance under the Amended and Restated 2014 Plan. As of February 28, 2021, a total of 801,109 shares of our common stock were reserved and available for issuance under the Amended and Restated 2014 Plan. Per the terms of the Amended and Restated 2014 Plan, this reserve will automatically increase on each January 1 through 2024, by an amount equal to the smaller of:
• 4% of the number of shares of common stock issued and outstanding on the immediately preceding December 31; or
• an amount determined by our board of directors.

Appropriate adjustments will be made in the number of authorized shares and other numerical limits in the Amended and Restated 2014 Plan and in outstanding awards to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure. Shares subject to awards which expire or are cancelled or forfeited will again become available for issuance under the Amended and Restated 2014 Plan.

The Amended and Restated 2014 Plan is administered by the Compensation Committee of our board of directors. Pursuant to the provisions of the Amended and Restated 2014 Plan, the Compensation Committee determines, in its discretion, the persons to whom and the times at which awards are granted, the sizes of such awards and all of their terms and conditions. The Compensation Committee has the authority to construe and interpret the terms of the Amended and Restated 2014 Plan and awards granted under it. The Amended and Restated 2014 Plan provides, subject to certain limitations, for indemnification by us of any director, officer, or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the Amended and Restated 2014 Plan.

In the event of a change in control as described in the Amended and Restated 2014 Plan, the acquiring or successor entity may assume or continue all or any awards outstanding under the Amended and Restated 2014 Plan or substitute substantially equivalent awards. The Compensation Committee may provide for the acceleration of vesting of any or all outstanding awards upon such terms and to such extent as it determines, except that the vesting of all awards held by members of the board of directors who are not employees will automatically be accelerated in full upon a change in control. Any award held by a participant whose service has not terminated prior to a change in control that is not assumed, continued, or substituted for in connection with a change in control or are not exercised or settled prior to the change in control will terminate effective as of the time of the change in control. Notwithstanding the foregoing, except as otherwise provided in an award agreement governing any award, in the discretion of the Compensation Committee, any award that is not assumed, continued, or substituted for in connection with a change in control shall, subject to the provisions of applicable law, become fully vested and exercisable and/or settleable as of a date prior to, but conditioned upon, the consummation of the change in control. The Amended and Restated 2014 Plan also authorizes the Compensation Committee, in its discretion and without the consent of any participant, to cancel each or any outstanding award denominated in shares upon a change in control in exchange for a payment to the participant with respect to each vested share subject to the cancelled award (and each unvested share, if so determined by the Compensation Committee) of an amount equal to the excess of the fair market value of the consideration to be paid per share of common stock in the change in control transaction over the exercise price per share, if any, under the award. The vesting schedules of all outstanding options of the Company, excluding any shares issuable pursuant to the assumed equity incentive plan of Private Evofem, were fully accelerated in connection with the Merger and termination of employment or service arrangement with the Company.

The Amended and Restated 2014 Plan will continue in effect until it is terminated, provided, however, that all awards will be granted, if at all, within ten years of its effective date. The Compensation Committee may amend, suspend or terminate the Amended and Restated 2014 Plan at any time, provided that without stockholder approval, the Amended and Restated 2014 Plan cannot be amended by the Compensation Committee without stockholder approval to increase the number of shares authorized, change the class of persons eligible to receive incentive stock options, or effect any other change that would require stockholder approval under any applicable law or listing rule.

Summary of the 2018 Inducement Equity Incentive Plan

On July 24, 2018 upon the recommendation of our compensation committee the board of directors approved our 2018 Inducement Equity Incentive Plan and reserved 250,000 shares of our common stock to be used exclusively for grants of awards to individuals that were not previously employees or directors of the company, as an inducement to the individual’s entry into employment with the company within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules. On February 25, 2020, the board of directors approved an increase to the number of shares of our common stock reserved and available for issuance under the 2018 Inducement Equity Incentive Plan to 1,250,000. The 2018 Inducement Equity Incentive Plan was adopted without stockholder approval pursuant to Rule 5635(c)(4). The 2018 Inducement Equity Incentive Plan provides for the grant of equity-based awards, including options, restricted and unrestricted stock awards, and other stock-based awards, and its terms are substantially similar to the Amended and Restated 2014 Plan, but with such other terms and conditions intended to comply with the Nasdaq inducement award exception. As of February 28, 2021, there were 674,200 shares outstanding and 545,175 shares available for grant under the 2018 Inducement Equity Incentive Plan.

2019 Employee Stock Purchase Plan

On May 7, 2019, the board of directors approved the 2019 ESPP, which was approved by stockholders at the 2019 annual meeting held on June 5, 2019 and which authorizes the issuance of up to 500,000 shares of common stock pursuant to purchase rights granted to employees. This authorized number of shares may be increased annual increase on the first day of each of the Company’s fiscal years beginning in 2020 and ending on the first day of 2029, in an amount equal to the lesser of (i) 1,000,000 shares, (ii) two percent (2%) of the shares of common stock outstanding on the last day of the immediately preceding fiscal year, or (iii) such lesser number of shares as is determined by the board of directors. The 2019 ESPP enables eligible full-time and part-time employees to purchase shares of the Company’s common stock through payroll deductions of between 1% and 15% of eligible compensation during an offering period. A new offering period begins approximately every June 15 and December 15. At the last business day of each offering period, the accumulated contributions made during the offering period will be used to purchase shares. The purchase price is 85% of the lesser of the fair market value of the common stock on the first or the last business day of an offering period. The maximum number of shares of common stock that may be purchased by any participant during an offering period will be equal to $25,000 divided by the fair market value of the common stock on the first business day of an offering period.

As of February 28, 2021, there were 169,036 shares of common stock purchased and 2,293,721 shares of our common stock reserved and available for issuance under the 2019 ESPP.

Private Evofem Equity Incentive Plan

The Private Evofem Equity Incentive Plan was assumed by the Company in connection with the Merger and shares of Private Evofem common stock issuable pursuant to options previously granted under the Private Evofem Equity Incentive Plan became options to purchase our common stock upon completion of the Merger. No new awards may be granted under the Private Evofem Equity Incentive Plan. As of February 28, 2021, a total of 148,315 shares of our common stock were reserved for issuance upon the exercise of outstanding options under the Private Evofem Equity Incentive Plan.

2014 Employee Stock Purchase Plan

In November 2014, the Company adopted the 2014 Employee Stock Purchase Plan (the 2014 ESPP), which enables eligible employees to purchase shares of its common stock using their after-tax payroll deductions of up to 15% of their eligible compensation, subject to certain restrictions. Effective as of May 7, 2019, the 2014 ESPP was terminated by our board of directors and is no longer of any force or effect. There were 1,339 shares of common stock purchased under the 2014 ESPP prior to its termination.

Perquisites, Health and Retirement Benefits
Health, Welfare and Retirement Benefits
Our executive officers are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, in each case on the same basis as other employees.

Director Compensation

The following table sets forth the compensation (cash and equity) received by our non-employee directors during the year ended December 31, 2020.

Name	Fees Earned ($)	Option Awards (1) ($)	All Other Compensation ($)	Totals ($)
William Hall, Ph.D., M.D.	86,358	168,890	—	255,248
Gillian Greer, Ph.D.	62,500	168,890	—	231,390
Kim Kamdar, Ph.D.	67,666	168,890	—	236,556
Tony O’Brien	75,000	168,890	—	243,890
Lisa Rarick, M.D.	42,222	168,890	—	211,112
Colin Rutherford	70,000	168,890	—	238,890
Thomas Lynch	20,000	—	841,500 (2)	861,500

(1)Amounts listed in this column represent the aggregate fair value of the option awards computed as of the grant date of each option award in accordance with FASB ASC Topic 718, rather than amounts paid to or realized by the named individual. There can be no assurance that options will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the fair value as computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in Note 12- Stock-based Compensation to our Consolidated Financial Statements on our Annual Report.

(2)Consists of (i) $67,500 consulting fees and (ii) $774,000 restricted stock units awarded under Mr. Lynch’s 2019 Consulting Agreement, representing the aggregate fair value of the awards computed as of the grant date in accordance with FASB ASC Topic 718. These restricted stock units were cancelled upon the passing of Mr. Lynch. Mr. Lynch did not receive an equity award in 2020 in his capacity as a member of our Board of Directors.

The following table shows the outstanding equity awards held by our non-employee directors as of December 31, 2020.

Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise price ($)	Option Grant Date	Option Expiration date
William Hall, Ph.D., M.D.	22,633 12,875 50,000 —	2,058 — — 50,000	7.29 6.99 6.05 5.06	3/12/2018 5/8/2018 6/5/2019 5/12/2020	3/12/2028 5/8/2028 6/5/2029 5/12/2030
Gillian Greer, Ph.D.	22,633 12,875 50,000 —	2,058 — — 50,000	7.29 6.99 6.05 5.06	3/12/2018 5/8/2018 6/5/2019 5/12/2020	3/12/2028 5/8/2028 6/5/2029 5/12/2030
Kim Kamdar, Ph.D.	6,065 8,905 10,583 2,075 12,875 50,000 —	— — — — — — 50,000	37.74 6.78 12.90 13.14 6.99 6.05 5.06	6/16/2015 6/21/2016 5/11/2017 6/20/2017 5/8/2018 6/5/2019 5/12/2020	6/16/2025 6/21/2026 5/11/2027 6/20/2027 5/8/2028 6/5/2029 5/12/2030
Tony O’Brien	22,633 12,875 50,000 —	2,058 — — 50,000	7.29 2.31 6.05 5.06	3/12/2018 7/24/2018 6/5/2019 5/12/2020	3/12/2028 7/24/2028 6/5/2029 5/12/2030
Lisa Rarick	20,833 —	54,167 50,000	5.85 5.06	2/25/2020 5/12/2020	2/25/2030 5/12/2030
Colin Rutherford	770 37,633 12,875 4,470 50,000 —	— 2,058 — 1,080 — 50,000	43.64 7.29 6.99 2.10 6.05 5.06	3/8/2017 3/12/2018 5/8/2018 7/31/2018 6/5/2019 5/12/2020	3/8/2027 3/12/2028 5/8/2028 7/31/2028 6/5/2029 5/12/2030
Thomas Lynch	241,460 12,875 47,499	— — —	7.29 6.99 2.10	3/12/2018 5/8/2018 7/31/2018	3/12/2028 5/8/2028 7/31/2028

Our 2020 Non-Employee Director Compensation Policy is set forth below.
•Each non-employee director will receive an annual cash retainer in the amount of $50,000 per year.
•The Chair of the Board will receive an additional annual cash retainer in the amount of $30,000 per year.
•The chairperson of the audit committee will receive additional annual cash compensation in the amount of $20,000 per year for such chairperson’s service on the audit committee. Each non-chairperson member of the audit committee will receive additional annual cash compensation in the amount of $10,000 per year for such member’s service on the audit committee.
•The chairperson of the compensation committee will receive additional annual cash compensation in the amount of $15,000 per year for such chairperson’s service on the compensation committee. Each non-chairperson member of the compensation committee will receive additional annual cash compensation in the amount of $7,500 per year for such member’s service on the compensation committee.
•The chairperson of the nominating and corporate governance committee will receive additional annual cash compensation in the amount of $11,250 per year for such chairperson’s service on the nominating and corporate governance committee. Each non-chairperson member of the nominating and corporate governance committee will receive additional annual cash compensation in the amount of $5,000 per year for such member’s service on the nominating and corporate governance committee.
•Each non-employee directors will receive a stock option grant with an initial grant equal to 75,000 shares of the Company’s common stock upon a director’s initial appointment or election to the Board of Directors, vesting monthly over a 3 year period and an annual stock option grant equal to 50,000 shares of the Company’s common stock on the date of each annual stockholder’s meeting thereafter, fully vesting in one year from the date of grant.

In February 2021, our Board of Directors amended our Non-Employee Director Compensation Policy as below.
•Each non-employee director will receive an annual cash retainer in the amount of $50,000 per year.
•The Chair of the Board will receive an additional annual cash retainer in the amount of $40,000 per year.
•The chairperson of the audit committee will receive additional annual cash compensation in the amount of $20,000 per year for such chairperson’s service on the audit committee. Each non-chairperson member of the audit committee will receive additional annual cash compensation in the amount of $10,000 per year for such member’s service on the audit committee.
•The chairperson of the compensation committee will receive additional annual cash compensation in the amount of $15,000 per year for such chairperson’s service on the compensation committee. Each non-chairperson member of the compensation committee will receive additional annual cash compensation in the amount of $7,500 per year for such member’s service on the compensation committee.
•The chairperson of the nominating and corporate governance committee will receive additional annual cash compensation in the amount of $11,250 per year for such chairperson’s service on the nominating and corporate governance committee. Each non-chairperson member of the nominating and corporate governance committee will receive additional annual cash compensation in the amount of $5,000 per year for such member’s service on the nominating and corporate governance committee.
•Each non-employee directors will receive a stock option grant with an initial grant equal to 75,000 shares of the Company’s common stock upon a director’s initial appointment or election to the Board of Directors, vesting quarterly over a 3 year period and an annual stock option grant equal 90,000 shares of the Company’s common stock on the date of each annual stockholder’s meeting thereafter, fully vesting in one year from the date of grant.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2020:

Plan Category	Number of Securities to be Issued Upon Exercise of Awards (a)	Weighted Average Exercise Price of Outstanding Awards (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by Stockholders (1)	8,299,950	$5.22	3,029,294
Equity compensation plans not approved by Stockholders (3)	692,200	$4.26	527,175
Total	8,992,150		3,556,469

(1)Includes our 2007 Plan and the Amended and Restated 2014 Plan. This table does not include the number of shares issuable upon exercise of issued and outstanding awards under the Private Evofem Equity Incentive Plan. No new awards may be issued under the Private Evofem Equity Incentive Plan. As of December 31, 2020, a total of 148,315 shares of our common stock were reserved for issuance upon the exercise of outstanding options under the Private Evofem Equity Incentive Plan with a weighted average exercise price of $57.55 per share.

(2)As of December 31, 2020, an aggregate of 1,735,573 shares of common stock were available for grant under the Amended and Restated 2014 Plan and an aggregate of 1,293,721 shares were available for issuance under the 2019 ESPP. The Amended and Restated 2014 Plan contains a provision for an automatic increase to the number of shares available for grant each January 1st until and including January 1, 2024, subject to certain limitations, by a number of shares equal to the lesser of 4% of the number of shares of our common stock issued and outstanding on the immediately preceding December 31 or a number of shares set by our Board of Directors. The 2019 ESPP contains a provision for an automatic increase to the number of shares available for issuance under the 2019 ESPP each January 1st and including January 1, 2024, subject to certain limitations, by a number of shares equal to the lesser of 1,000,000 shares or 2% of our common stock issued and outstanding on the immediately preceding December 31 or a number of shares set by our Board of Directors.

(3)Includes the 2018 Inducement Equity Incentive Plan. See Item 10, “Directors, Executive Officers, and Corporate Governance” of our Annual Report for a narrative description of the 2018 Inducement Equity Incentive Plan.

REPORT OF AUDIT COMMITTEE
The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq Capital Market, has furnished the following report:
The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board, which is available on our website at www.evofem.com. The Audit Committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of independent registered public accountants. In fulfilling its responsibilities for the financial statements for fiscal year ended December 31, 2020, the Audit Committee took the following actions:

•Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management and Deloitte & Touche LLP, our independent registered public accounting firm for the year ended December 31, 2020;
•Discussed with Deloitte & Touche LLP the matters required to be discussed in accordance with Auditing Standard No. 1301- Communications with Audit Committees; and
•Received written disclosures and the letter from Deloitte & Touche LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP communications with the Audit Committee and the Audit Committee further discussed with Deloitte & Touche LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.
Based on the Audit Committee’s review of the audited financial statements and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

Members of the Evofem Biosciences, Inc. Audit Committee

Colin Rutherford, Chair
Kim P. Kamdar, Ph.D.
Tony O’Brien

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Company Policy Regarding Related Party Transactions
Our Audit Committee is responsible for reviewing and approving all transactions in which we are a participant and in which any parties related to us, including our executive officers, directors, beneficial owners of more than 5% of our securities, immediate family members of the foregoing persons, and any other persons whom our Board of Directors determines may be considered related parties, has or will have a direct or indirect material interest. If advanced approval is not feasible, the Audit Committee has the authority to ratify a related party transaction at the next Audit Committee meeting. For purposes of our Audit Committee charter, a material interest is deemed to be any consideration received by such a party in excess of the lesser of $120,000 per year or 1% of the average of our total assets for the last two completed fiscal years.
In reviewing and approving such transactions, the Audit Committee shall obtain, or shall direct our management to obtain on its behalf, all information that our committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion shall be held of the relevant factors if deemed to be necessary by our committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of our committee. This approval authority may also be delegated to the Chairperson of the Audit Committee in respect of any transaction in which the expected amount is less than $500,000.
The Audit Committee or its chairperson, as the case may be, shall approve only those related party transactions that are determined to be in, or not inconsistent with, the best interests of us and our stockholders, taking into account all available facts and circumstances as our committee or the Chairperson determines in good faith to be necessary. These facts and circumstances will typically include, but not be limited to, the material terms of the transaction, the nature of the related party’s interest in the transaction, the significance of the transaction to the related party and the nature of our relationship with the related party, the significance of the transaction to us, and whether the transaction would be likely to impair (or create an appearance of impairing) the judgment of a director or executive officer to act in our best interest. No member of the Audit Committee may participate in any review, consideration, or approval of any related party transaction with respect to which the member or any of his or her immediate family members is the related party, except that such member of the Audit Committee will be required to provide all material information concerning the related party transaction to the Audit Committee.
Except as otherwise set forth below, during the years ended December 31, 2020, 2019 and 2018 there were no transactions to which we will be a party, nor are there any currently proposed transactions to which we will be a party, in which:
•the amounts involved exceeded or will exceed the lesser of $120,000 per year or 1% of the average of our total assets for the last two completed fiscal years; and
•any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
Merger and Concurrent Financing
On January 17, 2018, we completed a business combination (the Merger) in accordance with the terms of an Agreement and Plan of Merger and Reorganization, dated as of October 17, 2017, by and among the Company, Nobelli Merger Sub, Inc., our wholly owned subsidiary (Merger Sub), and Private Evofem, pursuant to which the Merger Sub merged with and into Private Evofem, with Private Evofem surviving as our wholly owned subsidiary.

In connection with the Merger, we issued shares of our common stock to certain investors in Private Evofem, including funds affiliated with Invesco Ltd., at a purchase price of $12.389355 per share in the financing. In addition, we issued shares of our common stock and, with respect to discretionary investment funds, managed by Woodford Investment Management (WIM) as discretionary investment manager, the Post-Merger Warrants. Upon the closing of the Merger, the funds affiliated with Invesco Ltd. and the discretionary investment funds, managed by WIM as discretionary investment manager each beneficially owned more than 10% of our issued and outstanding capital stock. The issuances to funds affiliated with Invesco Ltd. and to discretionary investment funds managed by WIM as discretionary investment manager in connection with the Merger and Financing are reflected below:

Name	Shares of Common Stock Issued in the Financing	Shares of Common Stock Issued in Connection with the Merger	Warrants to Purchase Shares of Common Stock Issued in Connection with the Merger (1)
Omnis Income & Growth Fund a sub-fund of Omnis Portfolio Investments ICVC	None.	171,975	50,000
Woodford Patient Capital Trust Plc	None.	1,672,611	475,000
LF Woodford Equity Income Fund, a sub fund of LF Woodford Investment Fund	None.	5,620,952	1,475,000
Invesco Perp High Income	375,000	3,144,366	None.
Invesco Perp Income	1,239,289	2,278,843	None.

(1)With the exception of the warrant issued to Woodford Patient Capital Trust Plc, the warrants listed in this column were fully exercised as of February 8, 2019 as described in the “Reload Warrant Transaction” Section below.
On January 17, 2018 and in connection with the Merger, we entered into the Registration Rights Agreement with funds affiliated with Invesco Ltd., Domain Partners VII, L.P., and discretionary investment funds, managed by WIM as discretionary investment manager. Funds affiliated with Domain Partners VII, L.P., were beneficial owners of more than 10% of our issued and outstanding common stock prior to the closing of the Merger. On that same date, we also entered into voting agreements with discretionary investment funds managed by WIM providing that, for certain of these funds, shares of common stock in excess of an agreed upon percentage would be voted in proportion to the votes of other shares of common stock on matters presented for stockholder approval.
2019 Private Placement
During the second quarter of 2019, we issued an aggregate of 17,777,779 shares of common stock in connection with a private placement at the offering price of $4.50 per share and common warrants to purchase 4,444,446 shares of common stock at an exercise price of $6.38 per shares (the Private Placement).
Certain of our existing stockholders and their affiliated entities of our directors, purchased an aggregate of 4,444,445 shares of our common stock in the Private Placement (including one unit share associated with the common warrants issued to Woodford Patient Capital Trust Plc). The table below sets forth the aggregate number of common shares and common warrants issued to our holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, at the time of the transaction:

Name	Shares of Common Stock Issued in the Private Placement	Common Warrants to Purchase Shares of Common Stock Issued in The Private Placement
PDL BioPharma, Inc.	13,333,334	3,333,334
Woodford Patient Capital Trust Plc	2,222,223	555,556
Invesco Perpetual High Income Fund	2,222,222	555,556
Total	17,777,779	4,444,446

Consulting Agreements
Thomas Lynch
Effective April 1, 2016, Private Evofem entered into a one-year consulting agreement (the 2016 Consulting Agreement) with Thomas Lynch, the former chair of the Company’s Board of Directors. Pursuant to the 2016 Consulting Agreement, Mr. Lynch provided consulting services with respect to investor relations and business development activities as requested from time to time. Pursuant to the 2016 Consulting Agreement, Mr. Lynch (i) received compensation of approximately $0.4 million, including $0.1 million related to his board services, (ii) received a stock option for the purchase of 3,850 shares of common stock with an exercise price of $46.36 per share, which vest over a one-year period through March 1, 2017 and (iii) was issued a restricted stock unit (RSU) for the rights to 2,566 shares of common stock. Upon the closing of the Merger, Mr. Lynch agreed to cancel all of his unvested RSUs received pursuant to the 2016 Consulting Agreement. On July 2, 2018, under the Amended and Restated 2014 Plan, the Company issued 75,000 shares of RSUs to Mr. Lynch in consideration for certain consulting services provided to the Company in connection with the 2016 Consulting Agreement. The RSUs were fully vested on the grant date.
In August 2017, Private Evofem and Mr. Lynch entered into a two-year consulting agreement (the 2017 Consulting Agreement), which was effective as of April 1, 2017. The 2017 Consulting Agreement expired in accordance with its terms on March 31, 2019. This 2017 Consulting Agreement provided for (i) annual compensation of $0.4 million, including $0.1 million related to his board services and (ii) a stock option for the purchase of 6,416 shares of common stock that was to vest quarterly through March 31, 2018, which remained unissued at the time of the Merger. On March 12, 2018, the Company issued a stock option for the purchase of 225,000 shares of the Company's common stock with an exercise price of $7.29 per share in lieu of the unissued stock option pursuant to the 2017 Consulting Agreement, of which 125,000 vested on the grant date and the remaining shares vested in a series of twelve successive equal monthly installments upon completion of each additional month of service measured from April 1, 2018. The option was awarded in connection with Mr. Lynch's consulting services for the Company for the fiscal years 2016 to 2018. On July 31, 2018, the Company issued additional stock options for the purchase of 85,500 shares of the Company's common stock with an exercise price of $2.10 per share pursuant to the 2017 Consulting Agreement, which will vest in a series of 36 successive equal monthly installments upon completion of each additional month of service measured from the grant date. In addition, on July 31, 2018, the Compensation Committee, with the authorization of the Board of Directors, approved a one-time, discretionary cash bonus award to Mr. Lynch in the amount of $50,000.

Effective April 1, 2019, the Company entered into a new two-year consulting agreement with Mr. Lynch (the 2019 Consulting Agreement). The 2019 Consulting Agreement provided for (i) annual compensation of $0.4 million, including $0.1 million related to Mr. Lynch’s board services, (ii) an annual grant of 150,000 RSUs, which will vest quarterly over one year from April 1, 2019 and (iii) an annual bonus of up to 100% of Mr. Lynch’s annual consulting fees based upon the achievement of the Company’s corporate goals and objectives as determined by and subject to approval of the Board of Directors. The 2019 Consulting Agreement terminated on April 1, 2020 upon the passing of Mr. Lynch.

Consulting fees incurred under the 2017 and 2019 Consulting Agreements were approximately $0.1 million, $0.6 million and $0.3 million for the years ended December 31, 2020, 2019 and 2018, respectively. As of December 31, 2020, there was no additional accrued compensation owed to Mr. Lynch or his estate.
Transactions with WCGI and Related Entities
From 2009 to 2016, Ms. Saundra Pelletier was the founding CEO of WomanCare Global International (WCGI). In February 2013, Private Evofem and WCGI formed an alliance (the WCGI Alliance) and Ms. Pelletier also became Private Evofem’s CEO. Concurrent with the forming of the WCGI Alliance, Private Evofem and WCGI entered into (i) a service agreement to which the companies shared resources and employees and (ii) a three-year grant agreement under which the Private Evofem provided funding to WCGI.
From 2011 to 2017, Ms. Pelletier served as a director of the board of WomanCare Global Trading (WCGT), a WCGI subsidiary. As described in Note 8- Commitments and Contingencies to our Consolidated Financial Statements included in our Annual Report (i) effective in February 2015, Private Evofem and WCGT entered into a sublease for office space, which was terminated and reassigned to WCG Cares effective April 1, 2018, and (ii) in October 2015, (a) Private Evofem, through its wholly-owned subsidiaries, entered into two sublicense agreements whereby Private Evofem was responsible for paying $5.0 million in annual sublicense fees, net of amounts paid under the grant agreement during 2015, to WomanCare Global Trading CIC (WCGCIC), also a WCGI affiliate, and (b) the service and grant agreements were cancelled.

Effective January 2016, Private Evofem and WCGI entered into a shared-services agreement (SSA), which replaced the prior service agreement. Under the terms of the SSA, Private Evofem and WCGI cross charged the other company’s services provided by each entity on behalf of the other. The SSA also allowed for netting of due to and due from shared-services fees. In July 2019, the SSA was terminated. For the year ended December 31, 2020, there were no services provided under the SSA on behalf of WCGI. Services provided under the SSA on behalf of WCGI were immaterial and $0.1 million for the years ended December 31, 2019 and 2018, respectively. As of December 31, 2020 there were no net shared-services due to the Company. As of December 31, 2019 and 2018, net shared-services due to the Company was minimal.

The following table summarizes receivables and payables related to the Company’s transactions with WCGI related entities for the year ended December 31, 2018 (in thousands). All accrued sublicense fees and interest expense related to the Sublicenses as of December 31, 2018 became payable to WCG Cares during the first quarter of 2019. As of and for the years ended December 31, 2020 and 2019, there were no receivables, payables, payments or expenses related to the Company’s transactions with WCGI related entities.

2018
Receivables	$3
Payables	$1,291
Payments	$883
Expenses	$98

Transactions with WCG Cares
In 2013, WCG Cares, a 501(c)(3) nonprofit organization, was incorporated under the laws of the State of California. Its primary purpose is to directly engage in and/or fund the development and implementation of programs that promote reproductive health, education, research and increased access to high-quality, innovative and affordable reproductive health care and health care products around the world. Ms. Pelletier served as the CEO and President of WCG Cares from 2013 to November 2017. She became a member of its board of directors from November 2017 to March 1, 2020, and served as chair of its board of directors from November 2017 to May 2018. Additionally, Mr. Justin J. File served as WCG Cares' Chief Financial Officer from November 2017 to May 2018. Dr. Kelly Culwell served as WCG Cares' Chief Medical Officer from November 2017 to December 2018. Dr. Culwell also was appointed to its board of directors in January 2019 with a term of three years until December 31, 2020. See shared-services agreement discussion below.
The Company agreed to be a corporate sponsor of WCG Cares’ U.S. education campaign, the Tryst Network, which officially launched in February 2018. The Company paid WCG Cares a one-time payment of $0.3 million in March 2018 in connection with this corporate sponsorship of the Tryst Network. During the second quarter of 2018, the Company ceased its corporate sponsorship of the Tryst Network.
In March 2018, the Company and WCG Cares entered into a shared-services agreement (the Cares Shared Services Agreement). Under the terms of the Cares Shared Services Agreement, the Company and WCG Cares cross charged services provided by each entity (or its subsidiaries) on behalf of the other. The Cares Shared Services Agreement also allowed for netting of due to and due from shared-services fees. In July 2019, the Company provided a notice of termination to WCG Cares to terminate the Cares Shared Services Agreement effective September 2019. For the year ended December 31, 2020, there were no services provided under the Cares Shared Services on behalf of WCG Cares. For the year ended December 31, 2019, services provided under the Cares Shared Services on behalf of WCG Cares were immaterial. As of December 31, 2020, there were no net shared-services due to the Company. As of December 31, 2019, net shared-services due to the Company was minimal.
The following table summarizes payments and expenses related to the Company's transactions with WCG Cares as of and for the years ended December 31, 2020, 2019 and 2018 (in thousands).

	2020	2019	2018
Receivables	$—	$—	$7
Payables	$—	$—	$—
Payments	$—	$1,000	$302
Expenses	$—	$—	$127

Transactions with Women Deliver
Women Deliver is a tax-exempt charitable organization under Section 501(c)(3) of the Internal Revenue Code. Its mission is to drive progress for gender equality, particularly in maternal, sexual, and reproductive health and rights globally through advocacy and Women Deliver programs. Ms. Pelletier became a director of the board in January 2013 and served as chair of the board of directors from May 2017 to July 2018. In July 2018, the Company and Women Deliver entered into a Corporate Sponsorship Agreement, under which the Company desired to become a corporate sponsor of the Women Deliver 2019 Conference and to provide financial support for Women Deliver programs. The Company agreed to pay $0.2 million to Women Deliver no later than January 31, 2019. In February 2019, the Company received a letter from Women Deliver, under which both parties mutually agreed to release the Company’s sponsorship on this outstanding payment and to terminate the Corporate Sponsor Agreement. Following this release, there have been no further obligations between the parties.
Private Evofem Series D Preferred Stock Financings
Upon completion of the Merger, Private Evofem’s Series D warrant rights issued in connection with the issuance of shares of Private Evofem Series D Preferred Stock in July 2016 were assumed by Neothetics, and exchanged for an aggregate of three shares of the Company’s common stock and the warrants to purchase up to 2,000,000 shares of the Company’s common stock (WIM Warrants). The three shares issued in connection with the WIM Warrants may not be separately transferred from the WIM Warrants. The WIM Warrants became exercisable on January 17, 2019 and shall remain exercisable until the earlier of January 17, 2022 or immediately prior to the completion of an acceleration event, as defined, and have an exercise price of $8.35 per share. On February 5, 2019, the Company entered into a repricing letter agreement with WIM. Upon execution of the agreement, investment funds managed by WIM exercised their WIM Warrants to purchase an aggregate 1,525,000 shares of common stock at a reduced exercise price of $2.64 per share.
The Company determined that the WIM Warrants are free standing financial instruments and equity classified in accordance with ASC 480 - Distinguish Liabilities from Equity. To determine the fair value of the WIM Warrants, the Company utilized the Black-Scholes-Merton option-pricing model, where the warrants exercise price was determined based on a Monte Carlo simulation. The valuations resulted in a concluded fair value of the WIM Warrants of $14.1 million as of January 18, 2018.
On June 10, 2019, upon the Second Closing of the Private Placement as discussed at Note 10- 2019 Private Placement to our Consolidated Financial Statements included in our Annual Report, the remaining WIM Warrants to purchase up to 475,000 shares of common stock were cancelled.
Reload Warrant Transaction
On February 5, 2019, we entered into letter agreements (the Letter Agreements) with holders of issued and outstanding warrants. These holders consisted of funds, managed by WIM as discretionary investment manager and entities affiliated with Invesco Ltd. (collectively, the Warrant Holders), pursuant to which we offered the Warrant Holders the opportunity to exercise previously issued and outstanding warrants to purchase common stock for cash at a reduced exercise price of $2.64 per share. In addition, on February 8, 2019, we issued common stock warrants (the Reload Warrants) to the Warrant Holders which are exercisable for the number of shares of common stock equal to fifty percent of the shares of common stock issued upon exercise of the previously issued and outstanding warrants in the Letter Agreements which equals an aggregate total of 1,188,029 shares of common stock. The Reload Warrants have an exercise price of $5.20 per share, subject to adjustment for splits and recapitalization as set forth in the Reload Warrants. The Reload Warrants were exercisable at all times beginning on the earlier of the six month anniversary of their respective issuance dates or the date of approval of the issuance of the Reload Warrants and the shares of common stock issuable upon exercise of the Reload Warrants by our stockholders. The terms of the Reload Warrants also provide for customary resale registration rights (see our registration statement on Form S-3, filed with the SEC on March 11, 2019).
On June 10, 2019, upon the Second Closing of the Private Placement, all the Reload Warrants were cancelled.
Registration Rights Agreement
On January 17, 2018, we entered into the Registration Rights Agreement, with funds affiliated with Invesco Ltd., Domain Partners VII, L.P., and discretionary investment funds, managed by WIM as discretionary investment manager. Funds affiliated with Domain Partners VII, L.P., were beneficial owners of more than 10% of our issued and outstanding common stock prior to the closing of the Merger. This Registration Rights Agreement is included as Exhibit 10.5 of our Annual Report.

Securities Purchase Agreement and Private Placement
2019 Private Placement
On April 10, 2019, we entered into a Securities Purchase Agreement (the Securities Purchase Agreement) with PDL BioPharma, Inc. (PDL), funds discretionally managed by Invesco Ltd. (Invesco) and funds managed by WIM (WIM; collectively with Invesco and PDL, the Purchasers), pursuant to which the Company will issue and sell an aggregate of up to $80.0 million of the Company’s common stock and warrants to purchase shares of common stock (collectively, the Securities) in the Private Placement. The Private Placement occurred in two closings.
The first closing was completed on April 11, 2019 (the First Closing), pursuant to which we issued and sold to PDL 6,666,667 shares of our common stock and warrants to purchase up to 1,666,667 shares of common stock for an aggregate purchase price of $30 million, representing a purchase price of $4.50 per share of common stock. The warrants have an exercise price of $6.38 per share.
The second closing was completed on June 10, 2019 (the Second Closing), pursuant to which we issued and sold to the Purchasers 11,111,111 additional shares of common stock and warrants to purchase up to an additional 2,777,779 shares of common stock for an aggregate purchase price of $50 million. The purchase price per share and warrant exercise price per share for securities sold in the Second Closing were the same as those sold in the First Closing.
Upon completion of the First Closing and the Second Closing, we received net proceeds of approximately $28.2 million and $47.2 million, net of $1.8 million and $2.8 million advisory fees, respectively. We used these net proceeds for clinical research and development purposes, including resubmission of our new drug application with the FDA and pre-commercialization activities, and for general corporate purposes.

Baker Bros. Notes
On April 23, 2020, the Company entered into the Baker Bros. Purchase Agreement with certain affiliates of Baker Bros. Advisors LP, as purchasers (the Baker Purchasers), and Baker Bros. Advisors LP, as designated agent, pursuant to which the Company agreed to issue and sell to the Baker Purchasers (i) convertible senior secured promissory notes (the Baker Notes) in an aggregate principal amount of up to $25.0 million and (ii) warrants to purchase shares of common stock (the Baker Warrants) in a private placement.

At the initial closing date of April 24, 2020 (the Baker Initial Closing), the Company issued and sold Baker Notes with an aggregate principal amount of $15.0 million and Baker Warrants exercisable for 3,073,770 shares of common stock.

Following the Baker Initial Closing, the Baker Purchasers had an option to purchase from the Company up to $10.0 million of Baker Notes (the Baker Purchase Rights) at the Baker Purchasers’ discretion at any time prior to the Company receiving at least $100.0 million in aggregate gross proceeds from one or more sales of equity securities.

On June 5, 2020 (the Exercise Date), the Baker Purchasers exercised the Baker Purchase Rights. At the second closing date of June 9, 2020, the Baker Purchasers acquired the remaining Baker Notes with an aggregate principal amount of $10.0 million and Baker Warrants exercisable for 2,049,180 shares of common stock. With the completion of the underwritten public offering in June 2020 as further discussed in Note 11- Stockholders’ Equity to our Consolidated Financial Statements included in our Annual Report, the conversion price of the Baker Notes and the exercise price of the Baker Warrants is $2.44. The Baker Warrants have a five-year term with a cashless exercise provision and are immediately exercisable at any time from their respective issuance date.

Adjuvant Notes
On October 14, 2020, the Company entered into the Adjuvant Purchase Agreement with Adjuvant Global Health Technology Fund, L.P., pursuant to which the Company sold unsecured convertible promissory notes in aggregate principal amount of $25.0 million.

2020 Underwritten Offering
On June 5, 2020, we completed an underwritten public offering (the Public Offering) of 28,500,000 shares of common stock at a price to the public of $3.50 per share (the Public Offering Price). We received proceeds from the Public Offering of $93.2 million, net of underwriting discounts. On June 10, 2020, we issued an additional 3,200,000 shares of common stock upon exercise of the underwriters’ overallotment option and received $10.5 million in proceeds from this exercise, net of underwriting discounts. According to information available to us, funds affiliated with Invesco Ltd. purchased 857,143 shares of our common stock in this offering at the Public Offering Price.

Voting Agreements
On January 17, 2018, we entered into voting agreements (the Voting Agreements) with discretionary investment funds, managed by Woodford Investment Management as discretionary investment manager, a beneficial owner of more than 10% of our issued and outstanding stock. This Voting Agreement is included as Exhibit 4.8 of our Annual Report on Form 10-K for the year ended December 31, 2019.
Indemnification Arrangements
We entered into indemnification agreements with each of our officers and directors and purchased directors’ and officers’ liability insurance. Our indemnification agreements and amended and restated bylaws require us to indemnify our directors and officers to the fullest extent permitted under Delaware law.
Employment Arrangements
We entered into employment and consulting arrangements with our named executive officers and directors as is further described under “Executive Officer and Director Compensation” above.

PROPOSAL 1

ELECTION OF DIRECTORS
The Board of Directors has nominated Kim P. Kamdar, Ph.D., Colin Rutherford, and Lisa Rarick, M.D. for election at the Annual Meeting. The Board of Directors currently consists of seven members, classified into three classes as follows: Class II directors Gillian Greer, Ph.D., William Hall, Ph.D., M.D. and Tony O’Brien with a term ending in 2022; Class III director Saundra Pelletier with a term expiring in 2023; Class I directors Kim P. Kamdar, Ph.D., Colin Rutherford, and Lisa Rarick, M.D. with a term expiring at the upcoming Annual Meeting.
The Board of Directors has voted to nominate Kim P. Kamdar, Ph.D., Colin Rutherford, and Lisa Rarick, M.D. for election at the Annual Meeting for a term of three years to serve until the 2024 Annual Meeting of Stockholders, and until their respective successors are elected and qualified or until their death, resignation or removal.
The Class III director (Saundra Pelletier) and the Class II directors (Gillian Greer, Ph.D., William Hall, Ph.D., M.D., and Tony O’Brien) will serve until the Annual Meetings of Stockholders to be held in 2023 and 2022, respectively, and until their respective successors have been elected and qualified or until their death, resignation or removal.
Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Kim P. Kamdar, Ph.D., Colin Rutherford, and Lisa Rarick, M.D. In the event that any nominees becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.
Each director nominee must be elected by an affirmative vote of a plurality of shares present at the Annual Meeting and entitled to vote on the election of directors.
Recommendation
THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF KIM P. KAMDAR, PH.D., COLIN RUTHERFORD, AND LISA RARICK, M.D. AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 2

NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, not less frequently than once every three years, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Our compensation programs are designed to effectively align our executives’ interests with the interests of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders. Stockholders are urged to read the sections titled “Compensation Overview” and “Executive Officer and Director Compensation” in this proxy statement, which discusses how our executive compensation policies and practices implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. The Compensation Committee believes that the objectives of our executive compensation program, as they relate to our named executive officers, are appropriate for a company of our size and stage of development and that our compensation policies and practices help meet those objectives. In addition, the Compensation Committee believes that our executive compensation program, as it relates to our named executive officers, achieves an appropriate balance between fixed compensation and variable incentive compensation. Our Board of Directors and our Compensation Committee believe that our policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goal. Accordingly, we are asking our stockholders to approve the compensation of our named executive officers.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Accordingly, we are asking our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the stockholders hereby approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2021 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including the compensation tables and the narrative discussions that accompany the compensation tables.

The approval of this advisory non-binding proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on this proposal.

The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or our Compensation Committee. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, our Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.
Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2021. The Board proposes that the stockholders ratify this appointment.

In deciding to appoint Deloitte & Touche LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Deloitte & Touche LLP and concluded that Deloitte & Touche LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2021.
We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm’s Fees
The following table shows the fees billed by Deloitte & Touche LLP for the audit of our annual financial statements for the last two fiscal years and for other services rendered by Deloitte & Touche LLP to the Company during our last two fiscal years.

	Fiscal Year 2020	Fiscal Year 2019
Audit Fees (1)	$841,453	$678,625
Audit-Related Fees	—	—
Tax Fees (2)	157,785	75,317
All Other Fees (3)	1,895	—
Total	$1,001,133	$753,942

(1)Audit Fees represent fees and out-of-pocket expenses whether or not yet invoiced for professional services provided in connection with the audit of the Company’s financial statements, the review of the Company’s quarterly financial statements, professional services in connection with the Company's registration statements on Form S-3 and S-8 and comfort letters, and audit services provided in connection with other regulatory filings.
(2)Tax fees represent fees and out-of-pocket expenses for professional services for tax compliance, tax advice or tax return preparations.
(3)All Other Fees represent annual licensing fees for an accounting database subscription.
Pre-Approval Policies and Procedures
The Audit Committee annually reviews and pre-approves certain audit and non-audit services that may be provided by our independent registered public accounting firm and establishes and pre-approves the aggregate fee level for these services. Any proposed services that would cause us to exceed the pre-approved aggregate fee amount must be pre-approved by the Audit Committee. All audit services for 2020 were pre-approved by the Audit Committee.
In the event the stockholders do not ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.
The affirmative vote of a majority of the shares cast affirmatively or negatively at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.
Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS
We have adopted a Code of Business Conduct and Ethics that applies to our officers, directors and employees, which is available on our website at www.evofem.com and will be made available to stockholders without charge, upon request, in writing to our Corporate Secretary, Evofem Biosciences, Inc., 12400 High Bluff Drive, Suite 600, San Diego, CA 92130. The Code of Business Conduct and Ethics contains general guidelines for conducting the business of our company consistent with the highest standards of business ethics and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K. In addition, disclosure regarding any amendments to, or waivers from, provisions of our Code of Business Conduct and Ethics that apply specifically to our directors, principal executive officer and principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of the Nasdaq Capital Market.
OTHER MATTERS
The Board of Directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons named therein.
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
In nominating candidates for election as a director, the Nominating and Corporate Governance Committee will consider a reasonable number of candidates for director recommended by a single stockholder who has held over 0.1% of our common stock for over one year and who satisfies the notice, information and consent provisions set forth in our amended and restated bylaws and corporate governance guidelines. Stockholders who wish to recommend a candidate may do so by writing to the Nominating and Corporate Governance Committee in care of the Corporate Secretary, Evofem Biosciences, Inc., 12400 High Bluff Drive, Suite 600, San Diego, CA 92130. Our amended and restated bylaws state the procedures for a stockholder to bring a stockholder proposal or nominate an individual to serve as a director of the Board. Our amended and restated bylaws provide that advance notice of a stockholder’s proposal or nomination of an individual to serve as a director must be delivered to our Corporate Secretary at our corporate offices not earlier than the one hundred twentieth (120th) day, nor later than the close of business on the ninetieth (90th) day, prior to the anniversary of the previous year’s annual meeting of stockholders. However, our amended and restated bylaws also provide that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the preceding year’s annual meeting, notice must be received no earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than one-hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which the public announcement of the date of such meeting is first made. In addition to meeting the advance notice provisions mentioned above, the stockholder in its notice must provide the information required by our amended and restated bylaws to bring a stockholder proposal or nominate an individual to serve as a director of the Board.
A copy of the full text of the provisions of our amended and restated bylaws dealing with stockholder nominations and proposals is available to stockholders from our Corporate Secretary upon written request. The Nominating and Corporate Governance Committee will use the same evaluation process for director nominees recommended by stockholders as it uses for other director nominees.

San Diego, California
March 29, 2021

Appendix A

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/11/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/11/2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Kim P. Kamdar 02) Colin Rutherford 03) Lisa Rarick

The Board of Directors recommends you vote FOR proposals 2 and 3:

	For	Against	Abstain
2. Approval of, on an advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐
3. Ratification of the Appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2021.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000495250_1 R1.0.0.171

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 10K Wrap are available at www.proxyvote.com

EVOFEM BIOSCIENCES, INC.
Annual Meeting of Stockholders
May 12, 2021 8:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Alexander A. Fitzpatrick and Justin J. File, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of EVOFEM BIOSCIENCES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, PDT on May 12, 2021, at Evofem Biosciences, Inc.,12400 High Bluff Drive, Suite 600, San Diego, CA 92130, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000495250_2 R1.0.0.171

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